As filed with the Securities and Exchange Commission on November 22, 1994
                                               Registration No. 33-
=============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                          _______________________

                                 FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          _______________________

                        Federal Express Corporation
          (Exact name of registrant as specified in its charter)

                   Delaware                       71-0427007
       (State or other jurisdiction            (I.R.S. Employer
     of incorporation or organization)        Identification No.)

                           2005 Corporate Avenue
                         Memphis, Tennessee 38132
                              (901) 369-3600
  (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                        KENNETH R. MASTERSON, ESQ.
           Senior Vice President, General Counsel and Secretary
                        Federal Express Corporation
                         1980 Nonconnah Boulevard
                         Memphis, Tennessee 38132
                              (901) 395-3388
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                            _______________________

                                Copies to:
                         SARAH JONES BESHAR, ESQ.
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                         New York, New York 10017
                              (212) 450-4000
                          _______________________

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                     CALCULATION OF REGISTRATION FEE
==============================================================================
                                                      Proposed
                                           Proposed   Maximum
                                           Maximum    Aggregate
Title of Each                 Amount       Offering   Offering   Amount of
Class of Securities           Being        Price      Price      Registration
Being Registered              Registered   Per Unit   Per Unit   Fee
- -------------------           ----------   ---------  ---------  ------------

Equipment Trust Certificates;
Pass Through Certificates     $430,432,000   100%    $430,432,000  $148,425
==============================================================================

(1) Estimated solely for purposes of determining the registration fee.
                          _______________________

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectuses filed as part of this Registration Statement relate to the securities registered hereby and to the remaining unsold $11,680,000 and $22,888,000 amounts of Equipment Trust Certificates and Pass Through Certificates previously registered by Federal Express Corporation under its Registration Statements on Form S-3, File Nos. 33-50013 and 33-51623, respectively.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================


                               EXPLANATORY NOTE

   This Registration Statement contains two forms of prospectus; one, as supplemented, to be used in connection with offerings of equipment trust certificates and the other, as supplemented, to be used in connection with offerings of pass through certificates. Neither prospectus will be used to consummate sales of securities unless accompanied by a prospectus supplement applicable to the securities offered thereby.



                             SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED NOVEMBER 22, 1994

PROSPECTUS
                                  [NEW LOGO]


                         EQUIPMENT TRUST CERTIFICATES
                             _____________________

   Up to $465,000,000 aggregate principal amount of Equipment Trust Certificates (the "Certificates") may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. The Certificates of each Series will be issued as nonrecourse obligations by an Owner Trustee, acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust, and authenticated by the Indenture Trustee, acting not in its individual capacity but solely as the Indenture Trustee under an Indenture among the Owner Trustee, the Indenture Trustee and Federal Express Corporation (the "Corporation"), to finance or refinance a portion of the payment by such Owner Trustee of the purchase price for a specified aircraft (an "Aircraft"), which has been or will be leased to the Corporation in connection with a leveraged lease transaction. The Prospectus Supplement relating to each offering will describe certain terms of the Certificates offered thereby, the Indentures and Leases and the leveraged lease transactions and Aircraft relating to such Certificates.

   For each Aircraft, the related Owner Trustee will issue Certificates of the related Series, each of which may have a different principal amount, maturity date and interest rate, which will be set forth on the cover of the related Prospectus Supplement. Each offering pursuant to this Prospectus and a related Prospectus Supplement may consist of one or more Series of Certificates. The Certificates of each Series will be secured by a security interest in the related Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. Although the Certificates will not be obligations of, nor guaranteed by, the Corporation, the amounts payable by the Corporation under the Lease of each Aircraft will be sufficient to pay in full when due all principal of and interest on the Certificates related to such Aircraft.

   Interest will be payable on the Certificates of each Series on the dates and at the rates per annum set forth for such Certificates in the applicable Prospectus Supplement. Principal will be payable on the Certificates of each Series in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement.

   The Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

   Prior to their issuance there will have been no market for the Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Certificates on a national securities exchange.

   This Prospectus may not be used to consummate sales of any Certificates unless accompanied by the Prospectus Supplement applicable to the Certificates being sold.
                            ______________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ______________________

               The date of this Prospectus is November   , 1994.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             AVAILABLE INFORMATION

   Federal Express Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof:

      1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1994, filed August 5, 1994 and October 13, 1994, respectively; and

      2. The Corporation's Current Report on Form 8-K dated September 14, 1994 and filed September 23, 1994.

   All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Corporation will furnish without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Thomas R. Martin, Managing Director --Public Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1850 or by telephone at (901) 395-3490.

                          FEDERAL EXPRESS CORPORATION

   The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)

                                                          Three Months
                               Year Ended May 31,        Ended August 31,
                         ---------------------------   ---------------------
                         1990    1991   1992    1993   1994     1993    1994
Ratio of Earnings to
   Fixed Charges(a)      1.4x    1.0x     (b)   1.4x   1.7x     1.5x    1.9x
______________________

(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.

                                USE OF PROCEEDS

   The proceeds from the sale of the equipment trust certificates (the "Certificates") of each series (a "Series") offered pursuant to this Prospectus and a related Prospectus Supplement will be used to finance or refinance the debt portion and, in certain cases, to refinance some of the equity portion of a separate leveraged lease transaction entered into by the Corporation, as lessee, with respect to an aircraft (an "Aircraft") specified in such Prospectus Supplement. For each Aircraft, unless otherwise specified in the applicable Prospectus Supplement, the debt portion financed or refinanced will not exceed 80% of the purchase price for such Aircraft.

   The discounts and commissions relating to the offering of the Certificates of each Series will be paid by the Owner Participant (as defined below). The other expenses relating to the issuance and offering of such Certificates (other than certain expenses to be paid directly by the Corporation) will be paid by the Owner Participant as such other expenses become due or, if previously paid by the Corporation, will be reimbursed to the Corporation by the Owner Participant.

                    OUTLINE OF LEVERAGED LEASE TRANSACTIONS

   Each Prospectus Supplement will specify the type and model of Aircraft relating to the Certificates offered thereby, the engines with which such Aircraft is equipped and when such Aircraft was delivered new by the manufacturer to the Corporation or the Owner Trustee, as the case may be.
Each Aircraft has been or will be sold to Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the "Owner Trustee") of a trust (an "Owner Trust" created pursuant to a "Trust Agreement") for the benefit of the owner participant named in the related Trust Agreement (the "Owner Participant"). Simultaneously with such sale, the Owner Trustee has leased or will lease the Aircraft to the Corporation pursuant to a lease (a "Lease") between the Owner Trustee, as lessor, and the Corporation, as lessee. Each of the leveraged lease transactions was or will be effected pursuant to a separate participation agreement (a "Participation Agreement") among the Owner Participant, the Owner Trustee, the Indenture Trustee (as defined below), the Corporation and, in the case of a refinancing, each holder of a loan certificate issued under the Indenture as originally executed.

   For each Aircraft, the related Certificates will be issued as a separate Series by the Owner Trustee, as nonrecourse obligations, and authenticated by NationsBank of Georgia, National Association ("NationsBank of Georgia"), as indenture trustee (the "Indenture Trustee") pursuant to a separate trust indenture and security agreement between the Owner Trustee, the Indenture Trustee and the Corporation (an "Indenture"). Each Owner Participant will have provided or will provide, from sources other than the related Certificates, unless otherwise specified in the applicable Prospectus Supplement, at least 20% of the purchase price for the related Aircraft.

                        DESCRIPTION OF THE CERTIFICATES

   The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Indenture and the Certificates, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. For the Certificates offered pursuant to this Prospectus and any Prospectus Supplement, this summary will be qualified in its entirety by the detailed information appearing in such Prospectus Supplement, as well as by the form of the Certificates of each Series offered thereby and the related Indenture, Lease and Participation Agreement which will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of such Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the form of Indenture referred to above.

   Each Prospectus Supplement will include a glossary of certain terms used in connection with the Certificates offered thereby. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summary will apply to the Certificates, the Indenture, the Lease and the Participation Agreement relating to each Aircraft. Additional provisions with respect to the Indentures, the Certificates, the Leases and the Participation Agreements relating to any particular offering of Certificates will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

   The Certificates of each Series will be issued as nonrecourse obligations by the Owner Trustee, acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under the related Indenture by the Indenture Trustee for the benefit of the registered holders of the Certificates of such Series (the "Holders"). All of the Certificates issued under the same Indenture will relate to a specific Aircraft which will be leased by the Owner Trustee to the Corporation pursuant to a separate Lease between the Owner Trustee and the Corporation. The Aircraft subject to each Lease and the Certificates issued under the related Indenture will be specified in the applicable Prospectus Supplement. The Corporation will be obligated to make rental payments under each Lease that will be sufficient to pay the principal of and accrued interest on the related Certificates when and as due and payable. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation. The Certificates will not, however, be obligations of, or guaranteed by, the Corporation.

   The Certificates will not be obligations of the Owner Trustee, in its individual capacity, or the Owner Participant; and neither the Owner Trustee, in its individual capacity, nor the Owner Participant will be liable for payment of any principal of, or premium, if any, or interest on the Certificates.

Principal and Interest Payments

   Interest will be payable on the Certificates of each Series on the dates and at the rates per annum set forth for such Certificates in the applicable Prospectus Supplement. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Principal will be payable on the Certificates of each Series in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the record date for each interest and principal payment date will be the fifteenth day prior to such payment date.

   Principal of, premium, if any, and interest on the Certificates of each Series will be payable at the corporate trust office of the Indenture Trustee in Atlanta, Georgia or at such other office or agency, including the office or agency of a paying agent that may be appointed by the Indenture Trustee (a "Paying Agent"), maintained for the payment of the Certificates of a Series. All amounts payable by the Indenture Trustee under the terms of the Indenture may, however, at the option of the Indenture Trustee or Paying Agent, be paid by check mailed to the person entitled thereto at the address shown in the register maintained by the Indenture Trustee or other registrar, if any. (Indenture, Sections 2.04, 3.02 and 3.04)

   Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be issued in fully registered, certificated form without coupons and in minimum denominations of $1,000 or any integral multiple of $1,000. Certificates may be surrendered for registration of transfer or exchange for Certificates of the same Series, maturity and interest rate at a facility or facilities established for such purpose by the Indenture Trustee in New York, New York. No service charge will be levied on any Holder for any transfer or exchange of Certificates, but payment may be required from such Holder of any tax or other governmental charges that may be imposed in connection therewith. (Indenture, Sections 2.04, 2.06 and 3.02)

Prepayment

   The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Certificates.

Security

      The Certificates of each Series will be secured by:

    (i) an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights (except for certain limited rights described below) under the related Lease, including the right to receive rent and other payments thereunder;

    (ii) a security interest in the related Aircraft, subject to the rights of the Corporation under such Lease and to certain other liens and encumbrances; and

    (iii) an assignment to the Indenture Trustee of the Owner Trustee's rights relating to such Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Aircraft and of such engines. See "Registration of the Aircraft" below.

The assignment by the Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of the Owner Trustee and the Owner Participant relating to:

   (i)   indemnification by the Corporation for certain matters;

   (ii) proceeds of public liability insurance payable to the Owner Trustee in its individual capacity and to the Owner Participant under insurance maintained by the Corporation under such Lease; and

   (iii) proceeds of any insurance policies separately maintained by the Owner Trustee in its individual capacity or by the Owner Participant.

The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement. (Indenture, Granting Clause and Section 8.01)

      There will be no cross-collateralization provisions in the Indentures and consequently the Certificates issued in respect of one of the Aircraft will not be secured by any other Aircraft or the Leases related thereto. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

   The proceeds from the sale of the Certificates of any Series will, if such proceeds are received by the Indenture Trustee on a day that is prior to the delivery date for the related Aircraft or, in the case of a refinancing, the refunding date for the related original loan certificate, be deposited with and held by the Indenture Trustee in the investments described in the following sentence, at the direction and risk of the Corporation, as security for such Certificates pending the delivery of the Aircraft or the consummation of the refunding. Funds, if any, held from time to time by the Indenture Trustee with respect to any Aircraft as a result of (i) the occurrence of an Indenture Event of Default, which may cause the Indenture Trustee to hold funds otherwise distributable to the Owner Trustee, (ii) an Event of Loss with respect to such Aircraft or (iii) otherwise, will be invested in obligations either of, or fully guaranteed by, the United States of America; certificates of deposit, bankers' acceptances or time deposits made with or by certain banks, trust companies or national banking associations; or commercial paper issued by a U.S. corporation whose commercial paper is rated at least A-1/P-1 by Standard & Poor's Corporation and Moody's Investors Service, Inc., respectively, or if neither such organization rates such commercial paper, the highest rating by another nationally recognized rating organization. Any income realized as a result of such investments, net of the Indenture Trustee's reasonable fees and expenses incurred in making such investment, will be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, after taking into account such earnings and such reasonable fees and expenses, will be charged against the principal amount invested, in which case the Corporation will be responsible for any losses. (Indenture, Section 5.08)

Registration of the Aircraft

   The Corporation will be required, except under certain circumstances, to register and keep each Aircraft registered under Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification) (the "Aviation Act"), in the name of the Owner Trustee, and to record and maintain the recordation of the Indenture and the Lease relating to each such Aircraft under the Aviation Act. Such recordation will give the Indenture Trustee a security interest in each such Aircraft perfected under the Aviation Act, which perfected security interest will, with certain limited exceptions, be recognized in those jurisdictions that have ratified to the Convention on the International Recognition of Rights in Aircraft (the "Convention").

   The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the Indenture Trustee and the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code.

   Generally, each Aircraft may also be operated by the Corporation or under sublease or interchange arrangements in countries that are not parties to the Convention. Because no assurances can be given as to the perfection of the Indenture Trustee's security interest in a legal proceeding outside the United States, the ability of the Indenture Trustee in the case of an Indenture
Event of Default, to realize upon such security interest could be adversely affected as a legal or practical matter if the Aircraft were registered or located outside the United States.

Payments and Limitation of Liability

   All payments of principal of, premium, if any, and interest on the Certificates of each Series will be made only from the assets subject to the Lien of the applicable Indenture or the income and proceeds received by the Indenture Trustee therefrom, including rent payable by the Corporation under the related Lease. See "The Leases -- Terms and Rentals" below. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation. The Certificates will not be direct obligations of, and will not be guaranteed by, the Corporation.

   Neither the Owner Trustee nor the Indenture Trustee (in their individual capacities) will be liable to any Holder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee. (Indenture, Section 2.05)

Merger, Consolidation and Transfer of Assets

   With respect to each Series of Certificates, the Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

    (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Aviation Act and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment;

    (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of such documents; and

    (iii) such consolidation, merger or transfer does not give rise to a Lease Event of Default.

   The Indentures contain no debt covenants or provisions that would afford the Holders protection in the event of a highly leveraged transaction involving the Corporation.

Events of Default, Notice and Waiver

   The Indenture Events of Default under each Indenture for the Certificates to be offered pursuant to this Prospectus and any Prospectus Supplement will be set forth in such Prospectus Supplement. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

   Each Indenture will provide that the Indenture Trustee must, within 90 days after the occurrence of any event actually known to a responsible officer of the Indenture Trustee that is an Indenture Default thereunder, give notice thereof to the Holders of outstanding Certificates issued thereunder. Under no circumstances, however, may the Indenture Trustee give such notice until the expiration of a period of 60 days from the occurrence of such Indenture Default. The Indenture Trustee will be protected in withholding such notice, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Certificate issued thereunder, if it in good faith determines that the withholding of such notice is in the interests of the Holders of such Certificates. (Indenture, Section 7.12)

   The Holders of not less than 50% in aggregate principal amount of outstanding Certificates issued under an Indenture to which an Indenture Default relates may on behalf of all Holders waive certain past Indenture Default thereunder and its consequences. Consent from each Holder of an outstanding Certificate issued under an Indenture, however, is required with respect to a waiver of an Indenture Default in the payment of the principal of, premium, if any, or interest on any Certificate then outstanding under such Indenture or in respect of any covenant or provision of such Indenture or any other related Operative Agreement that, pursuant to the provisions of such Indenture, cannot be modified or amended without the consent of each Holder affected thereby. (Indenture, Section 7.11)

   Under each Indenture the Owner Trustee or the related Owner Participant will have the right under certain circumstances, as specified in the applicable Prospectus Supplement, to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the related Owner Participant exercises such cure right, the Indenture Event of Default will be deemed to be cured.

Remedies

   Each Indenture will provide that if an Indenture Event of Default has occurred and is continuing thereunder, the Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including, if a Lease Event of Default under the related Lease has occurred, one or more of the remedies with respect to the Aircraft pledged under such Indenture afforded to the Owner Trustee by the related Lease for Lease Events of Default thereunder. The exercise by the Indenture Trustee of such rights or remedies in connection with a Lease Event of Default will be subject, however, to the right, if any, of the Owner Trustee or the related Owner Participant, as the case may be, to cure certain defaults or to prepay the Certificates. The applicable Prospectus Supplement will describe any limitation on the exercise of remedies by the Indenture Trustee. Such remedies may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee and the Owner Participant. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of the Corporation under the applicable Lease, provided that no exercise of any remedies by the Indenture Trustee may affect the rights of the Corporation under a Lease unless a Lease Event of Default under such Lease has occurred and is continuing. (Indenture, Section 7.02(a))

   It is impossible to predict the resale value for any Aircraft to be sold upon the exercise of the Indenture Trustee's remedies under the related Indenture. The market for aircraft, whether new or used, is and will be affected by many factors including, among other things, the supply of similarly equipped aircraft of the same make and model, the demand for such aircraft by air carriers and the cost and availability of financing to potential purchasers of such aircraft. Each of these factors, in turn, will be affected by various circumstances including, among other things, current and anticipated demand for passenger and cargo air services, the relative capacity of air carriers to provide such services, the current and projected profitability of providing such services, the economic condition of the domestic and international airline industries and global economic and financial developments generally. In addition, the marketability of a particular aircraft will be affected by factors such as the reputation and actual performance record of the air carrier operating the aircraft with respect to maintenance, the compliance of the aircraft with federal noise and other environmental standards and the degree of technical and other support available from the manufacturer of the aircraft. Since the market for aircraft will fluctuate over time to reflect changes in these circumstances, and because of the unique factors that would affect market value in a forced disposition of an aircraft, there can be no assurance that the net proceeds realized from the sale or other disposition of any Aircraft in the exercise of such remedies will be sufficient to satisfy in full amounts due and payable on the related Certificates.

   If an Indenture Event of Default occurs under an Indenture as a result of certain specified events of bankruptcy, insolvency or reorganization of the Owner Trustee, the related Owner Participant or the Corporation, then the unpaid principal of all outstanding Certificates of each Series issued under such Indenture, together with interest accrued but unpaid thereon and all other amounts due thereunder and under such Indenture, immediately and without further act, will become due and payable. If any other Indenture Event of Default occurs and is continuing under an Indenture, the Indenture Trustee, acting on its own or at the direction of the Holders of not less than 25% in aggregate principal amount of the outstanding Certificates of eash Series issued under such Indenture, may declare the principal of all such Certificates immediately due and payable, together with interest accrued but unpaid thereon and all other amounts due thereunder and under such Indenture, by written notice or notices to the Owner Trustee and the Corporation.

   The Holders of not less than 50% in aggregate principal amount of the outstanding Certificates of such Series may rescind any such declaration by the Indenture Trustee or by such Holders at any time prior to the sale or disposition of the property subject to the Lien of the Indenture provided there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay:

    (a) all overdue installments of interest on all such Certificates (together, to the extent permitted by law, with interest on such overdue installments of interest);

    (b) the principal on any Certificates that has become due otherwise than by such declaration;

    (c) all amounts paid or advanced by the Indenture Trustee under such Indenture; and

    (d)  certain other expenses

or all Indenture Events of Default under such Indenture (other than the non-payment of principal that has become due solely because of such declaration) have been cured or waived. (Indenture, Sections 7.02(b) and (c))

   In the event of the bankruptcy of the Owner Participant, it is possible that, notwithstanding the fact that the applicable Aircraft will be owned by the Owner Trustee in trust, such Aircraft and the related Lease and Certificates might become part of such bankruptcy proceeding. In such event, payments under such Lease or Certificates might be interrupted and the ability of the Indenture Trustee to exercise its remedies under such Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and Aircraft.

   The right of any Holder of a Certificate to institute an action for any remedy under the Indenture pursuant to which such Certificate was issued (including the right to enforce payment of the principal of, premium, if any, and interest on such Certificates when due) will be subject to certain conditions precedent, including a written request to the Indenture Trustee by the Holders of not less than 25% in aggregate principal amount of outstanding Certificates issued pursuant to such Indenture to take action, and an offer to the Indenture Trustee of reasonable indemnification against costs, expenses and liabilities incurred by it in doing so. (Indenture, Sections 7.08 and 7.09)

   The Holders of not less than 50% in aggregate principal amount of the outstanding Certificates of each Series may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee but, in such event, the Indenture Trustee is entitled to be indemnified by the Holders of such Series before proceeding so to act and the Indenture Trustee may not be held liable for any such action taken in good faith. (Indenture, Section
7.10 and Article XI)

   Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of equipment security interests with respect to aircraft used by air carriers operating under certificates issued by the Secretary of Transportation under Section 41102(a) or 41103 of the Aviation Act (formerly Section 401 and 418, respectively, of the Federal Aviation Act of 1958, as amended to the time of recodification by the Aviation
Act) to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or equipment security agreement, as the case may be, is not affected by:

      (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

      (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

      (c)  the confirmation of a plan by the bankruptcy court; and

      (d)  any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of an equipment security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Prospectus Supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

   If an Indenture Event of Default occurs and is continuing, any amounts held or received by the Indenture Trustee may be applied to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred by it and to pay any other amounts due the Indenture Trustee prior to any payments to Holders of the Certificates with respect to which such Indenture Event of Default relates. (Indenture, Sections 5.03 and 9.11)

Modification of Agreements

   The provisions of the Indenture, the Lease, the Participation Agreement and the Trust Agreement with respect to any Series may be amended or modified, except to the extent indicated below, with the consent of the Holders of more than 50% in aggregate principal amount of outstanding Certificates of such Series. (Indenture, Section 13.02)

   The following changes may be made to the Indenture pursuant to which a Certificate was issued or the related Lease or Participation Agreement only with the consent of all Holders of the outstanding Certificates affected thereby:

   (a) reductions in the principal amount of, or premium, if any, or interest payment payable on such Certificate or changes in the date on which any such principal, premium, if any, or interest payment is due and payable or otherwise affect the terms of payment of such Certificate;

   (b) reductions in, and modifications or amendments to, any indemnities payable by the related Owner Participant in favor of such Holder;

   (c) reductions in the amount of any rental payment payable by the Corporation below the amount required to pay all principal of, premium, if any, and interest on all such Certificates as and when due and payable;

   (d) creations of any security interest with respect to the property subject to the Lien of such Indenture ranking prior to or on a parity with the security interest created by such Indenture or deprivation to the Holder of any such Certificate of the benefit of the Lien of such Indenture upon the property subject thereto; or

   (e) reductions in the percentage of the aggregate principal amount of such Certificates necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indenture, Article XIII)

        Certain provisions of the Indentures, the Leases, the Participation Agreements and the Trust Agreements may be modified by the Owner Trustee, the Lessee and the Indenture Trustee without the consent of the Holders of the outstanding Certificates related thereto. (Indenture, Section 13.01)

The Indenture Trustee

   Unless otherwise indicated in the applicable Prospectus Supplement, NationsBank of Georgia, will be the Indenture Trustee under each Indenture. An affiliate of NationsBank of Georgia acts as trustee under other indentures with respect to other indebtedness of the Corporation. The Corporation from time to time borrows from, and maintains deposit accounts with, NationsBank of Georgia and its affiliates.

   In accordance with the Trust Indenture Act of 1939, as amended, each Indenture will be deemed to provide that in the case of any Indenture Event of Default thereunder, the Indenture Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Generally, the Indenture Trustee will not be liable for any error of judgment made in good faith, unless the Indenture Trustee was negligent in ascertaining the pertinent facts, or for any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than 50% in aggregate principal amount of the outstanding Certificates issued under such Indenture. Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any Holders of Certificates issued thereunder unless they shall have offered to the Indenture Trustee reasonable security or indemnity. Each Indenture will provide that the Indenture Trustee and the Owner Trustee may acquire and hold Certificates issued thereunder and, subject to certain conditions, the Indenture Trustee may otherwise deal with the Owner Trustee with the same rights it would have if it were not the Indenture Trustee. (Indenture, Sections 9.02, 9.03 and 9.05)

   The Indenture Trustee may resign as trustee under any Indenture at any time. If the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under an Indenture or becomes incapable of acting as Indenture Trustee or becomes insolvent, the Owner Trustee may remove the Indenture Trustee. Any Holder of a related Certificate who has been a Holder for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. In addition, the Indenture Trustee under any Indenture may be removed without cause by the Holders of more than 50% in aggregate unpaid principal amount of the related outstanding Certificates or by the Owner Trustee, with the consent of the Corporation and such Holders. (Indenture, Section 12.02)

   In the case of the resignation or removal of the Indenture Trustee under an Indenture, the Holders of more than 50% in aggregate unpaid principal amount of the related outstanding Certificates, or the Owner Trustee, with the consent of the Corporation and such Holders, may appoint a successor Indenture Trustee. The resignation or removal of the Indenture Trustee under any Indenture and the appointment of the successor trustee under such Indenture does not become effective until acceptance of the appointment by the successor trustee. (Indenture, Section 12.02) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee under each Indenture. All references in this Prospectus to the Indenture Trustee are to the trustee acting in such capacity under each of the Indentures and should be read to take into account the possibility that each of the Indentures could have a different successor trustee in the event of such a resignation or removal.

The Leases

   Terms and Rentals. Each Aircraft will be leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Aircraft to the Owner Trustee and expiring on a date not earlier than the latest maturity date of the Certificates issued with respect to such Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Certificates issued under such Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that the Corporation will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal of and interest on the Certificates issued under the Indenture relating to such Lease. See "Payments and Limitations of Liability" above. Scheduled payments of principal of and interest on the Certificates will be made on the dates specified in the applicable Prospectus Supplement.

   Net Lease. The Corporation's obligations under each Lease in respect of the related Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Aircraft and, at its expense, to maintain, service, repair and overhaul the Aircraft so as to keep the Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Aviation Act or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Aircraft loses its airworthiness certification and such loss is curable and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

   Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Aircraft or any such engine, although the value of such Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to the provisions described above.

   Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance.

   The Corporation and any permitted sublessee of an Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds in excess of certain specified amounts will be distributed to the Indenture Trustee. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to the provisions described in this paragraph.

   Lease Events of Default; Remedies. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

   The Corporation will be required to indemnify each Owner Participant, the Owner Trustee, the Indenture Trustee and certain parties affiliated with the foregoing (but not including Holders) for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Subject to certain restrictions and unless otherwise provided in the related Prospectus Supplement, each Owner Participant may convey all of its interest in the related Owner Trust. Although the matter is not entirely free from doubt, Davis Polk & Wardwell has advised the Corporation that an Owner Participant's conveyance of its interest in the related Owner Trust will not constitute a taxable event to the Holders of the related Certificates. Moreover, if so provided in the applicable Prospectus Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligations under the related Certificates on a full recourse basis. In this event, Holders will recognize gain or loss on the related Certificates for federal income tax purposes.

                             ERISA CONSIDERATIONS

       Unless otherwise indicated in the applicable Prospectus Supplement, Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or
Section 4975 of the Code and, therefore, may purchase the Certificates.

                             PLAN OF DISTRIBUTION

   The Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

   The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

   Offers to purchase Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

   Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

   Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Certificates on a national securities exchange. If the Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any Series.

   Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

                                 LEGAL MATTERS

   Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by counsel for any agents, dealers or underwriters ("Underwriters' Counsel"). Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of Potter Anderson & Corroon, counsel for the Owner Trustee, individually and as Owner Trustee, as to matters relating to the authorization, execution and delivery of each Indenture and of the related Series of Certificates by the Owner Trustee, and of George W. Hearn, Vice President - Law of the Corporation, as to the Corporation's authorization, execution and delivery of the Indentures. At November 22, 1994, Mr. Hearn owned zero shares of the Corporation's common stock and had been granted options to purchase 14,675 shares of the Corporation's common stock. Of the options granted, 4,362 were vested at such date.

                                    EXPERTS

   The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1994 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

   With respect to the unaudited interim financial information for the quarter ended August 31, 1994, included in the Corporation's Quarterly Report on Form 10-Q for such period, which is incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.


=======================================  =====================================
No dealer, salesperson or other
individual has been authorized
to give any information or to
make any representation not
contained in this Prospectus in
connection with the offering
covered by this Prospectus.
If given or made, such
information or representation
must not be relied upon as having                     $465,000,000
been authorized by the Corporation
or the Underwriters. This Prospectus
does not constitute an offer to sell,
or the solicitation of an offer to
buy, the Certificates in any                            [NEW LOGO]
jurisdiction where, or to any person to
whom, it is unlawful to make such offer
or solicitation.  Neither the delivery
of this Prospectus nor any sale made                  $465,000,000
hereunder shall, under any circumstances,
create an implication that there has not         Equipment Trust Certificates
been any change in the facts set forth in
this Prospectus or in the affairs of the
Corporation since the date hereof.
                                                    ____________________

                                                    P R O S P E C T U S
           TABLE OF CONTENTS                        ____________________
                                  Page
                                  ----

Available Information..............  2
Incorporation of Certain Documents
  by Reference.....................  2
Federal Express Corporation........  3
Ratio of Earnings to Fixed Charges.  3
Use of Proceeds....................  3                November   , 1994
Outline of Leveraged Lease
  Transactions.....................  3
Description of the Certificates....  4
ERISA Considerations............... 13
Plan of Distribution............... 13
Legal Matters...................... 14
Experts............................ 14



=======================================  =====================================



                             SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED NOVEMBER 22, 1994

PROSPECTUS

                                  [NEW LOGO]


                              PASS THROUGH TRUSTS
                           PASS THROUGH CERTIFICATES
                        _______________________________

   Up to $465,000,000 aggregate amount of Pass Through Certificates (the "Pass Through Certificates") may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Pass
Through Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. For each Series of Pass Through Certificates offered pursuant to this Prospectus and a Prospectus Supplement, a separate Pass Through Trust will be formed pursuant to the Pass Through Trust Agreement (the "Pass Through Agreement") and a supplement thereto (a "Series Supplement") between Federal Express Corporation (the "Corporation") and NationsBank of South Carolina, National Association, not in its individual capacity but solely as the Pass Through Trustee under such Pass Through Trust. Each Pass Through Certificate in a Series will evidence a fractional undivided interest in the related Pass Through Trust and will have no rights, benefits or interest in respect of any other Pass Through Trust or the Trust Property (as defined below) held in any other such Pass Through Trust.

   The Trust Property of each Pass Through Trust will consist of (a) equipment purchase certificates issued with recourse to the Corporation (the "Owned Aircraft Certificates") or (b) equipment trust certificates issued as nonrecourse obligations by certain Owner Trustees, each acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust, in connection with separate leveraged lease transactions (the "Leased Aircraft Certificates" and, together with the Owned Aircraft Certificates, the "Equipment Certificates"). The Owned Aircraft Certificates will be issued to finance or refinance all or a portion of the purchase price of each of one or more aircraft that have been or will be purchased and owned by the Corporation (the "Owned Aircraft"). The Leased Aircraft Certificates will be issued to finance or refinance a portion of the payment by each such Owner Trustee of the purchase price for a specified aircraft which has been or will be leased to the Corporation (the "Leased Aircraft" and, together with the Owned Aircraft, the "Aircraft"). The Prospectus Supplement relating to each offering will describe certain terms of the Pass Through Certificates offered thereby, the respective Pass Through Trusts, the Equipment Certificates to be purchased by such Pass Through Trusts, the leveraged lease transactions, if any, relating thereto and the Aircraft relating to such Equipment Certificates.

     For each Aircraft, the related Owner Trustee or the Corporation, as the case may be, may issue on or more Equipment Certificates, each of which may have a different interest rate and final maturity date. For each Series of Pass Through Certificates, the Pass Through Trustee will purchase one or more Equipment Certificates held in the related Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Certificates will occur on or before the final distribution date for such Pass Through Certificates.

     The Owned Aircraft Certificates issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft and will be direct obligations of the Corporation. The Leased Aircraft Certificates issued with respect to each Leased Aircraft, except during the Pre-Funding Period, if any, will be secured by a security interest in such Leased Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. Although none of the Leased Aircraft Certificates held in the respective Pass Through Trusts will be obligations of, or guaranteed by, the Corporation, the amounts payable by the Corporation under the Lease of each Leased Aircraft will be sufficient to pay in full when due all principal of and interest on the Leased Aircraft Certificates relating to such Leased Aircraft, except as described under "Description of the Equipment Certificates -- General" relating to any Pre-Funding Period with respect to such Leased Aircraft. During any Pre-Funding Period, the related Leased Aircraft Certificates will be secured by a collateral account funded by the net proceeds of the sale of such Leased Aircraft Certificates to the Pass Through Trustee and by other security (which may include a letter of credit) to be described in the applicable Prospectus Supplement. Funds in such collateral account, together with such other security will be available to pay any principal due and interest accrued on such Leased Aircraft Certificates during such Pre-Funding Period, as well as to fund any mandatory prepayment of such Leased Aircraft Certificates during such Pre-Funding Period.

   Interest paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the registered holders of the Pass Through Certificates for such Pass Through Trust (for each Pass Through Trust, the "Certificateholders") on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the Certificateholders in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust.

   The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation.

   The Pass Through Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

   Prior to their issuance, there will have been no market for the Pass Through Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. See "Plan of Distribution."

   This Prospectus may not be used to consummate sales of any Pass Through Certificates unless accompanied by the Prospectus Supplement applicable to the Pass Through Certificates being sold.

                       ________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       ________________________________


              The date of this Prospectus is November    , 1994.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             AVAILABLE INFORMATION

   Federal Express Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.

                  REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

   NationsBank of South Carolina, National Association ("NationsBank of South Carolina"), in its capacity as Pass Through Trustee under each Pass Through Trust, will provide the Certificateholders of each Pass Through Trust with certain periodic statements concerning the distributions made from such Pass Through Trust. See "Description of the Pass Through Certificates -- Statements to Certificateholders."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

     1 The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1994, filed August 5, 1994 and October 13, 1994, respectively; and

     2. The Corporation's Current Report on Form 8-K dated September 14, 1994 and filed September 23, 1994.

   All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Corporation will furnish without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Thomas R. Martin, Managing Director -- Public Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1850 or by telephone at (901) 395-3490.

                          FEDERAL EXPRESS CORPORATION

   The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)

                                                           Three Months
                               Year Ended May 31,         Ended August 31,
                         ---------------------------   ---------------------
                         1990    1991   1992    1993   1994     1993    1994
                         ----    ----   ----    ----   ----     ----    ----
Ratio of Earnings to
   Fixed Charges(a)      1.4x    1.0x     (b)   1.4x   1.7x     1.5x    1.9x
______________________

(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.

                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

     For each Series of Pass Through Certificates (as such terms are defined below) offered pursuant to this Prospectus and a related Prospectus Supplement, a separate pass through trust (a "Pass Through Trust") will be formed pursuant to a supplemental agreement (a "Series Supplement") between the Corporation and NationsBank of South Carolina, not in its individual capacity but solely as pass through trustee (the "Pass Through Trustee"), in accordance with the Pass Through Trust Agreement, dated as of February 1, 1993, (the "Pass Through Agreement") between the Corporation and the Pass Through Trustee, for the benefit of the registered holders (the "Certificateholders") of the series (a "Series") of certificates (the "Pass Through Certificates") evidencing fractional undivided interests in such Pass Through Trust. The property held in each Pass Through Trust (the "Trust Property") will consist of (a) equipment purchase certificates issued in connection with the purchase by the Corporation of one or more aircraft (the "Owned Aircraft Certificates") or (b) equipment trust certificates issued in connection with one or more leveraged lease transactions (the "Leased Aircraft Certificates" and, together with the Owned Aircraft Certificates, the "Equipment Certificates"), as specified in the applicable Prospectus Supplement.

   As more fully described below under "Use of Proceeds," in connection with each purchase or leveraged lease transaction, one or more Equipment Certificates may be issued, each of which may have different interest rates and final maturity dates. Concurrently with the execution and delivery of each Series Supplement, the Pass Through Trustee, on behalf of the related
Pass Through Trust, will enter into one or more participation agreements
(each, a "Participation Agreement") pursuant to which it will, among other things, purchase one or more Owned Aircraft Certificates or Leased Aircraft Certificates, such that the Equipment Certificates that constitute the property of such Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Certificates will occur on or before the final distribution date applicable to such Pass Through Certificates. For each Pass Through Trust, the aggregate amount of the related Series of Pass Through Certificates will equal the aggregate principal amount of the Equipment Certificates constituting the Trust Property of such Pass Through Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest, received by it as holder of the Equipment Certificates to the Certificateholders of the Pass Through Trust in which such Equipment Certificates are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Certificates."

                                USE OF PROCEEDS

   Each Series of Pass Through Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued to facilitate
(a) the financing of the aggregate principal amount of debt to be issued, or the refinancing of the aggregate principal amount of the debt previously issued, by the Corporation with respect to each of the aircraft that have been or will be purchased and owned by the Corporation (the "Owned Aircraft"), as specified in the applicable Prospectus Supplement, or (b) the financing or refinancing of the debt portion and, in certain cases, refinancing some of the equity portion of one or more separate leveraged lease transactions entered into or to be entered into by the Corporation, as lessee, with respect to each of the aircraft that have been or will be leased by the Corporation
(the "Leased Aircraft" and, together with the Owned Aircraft, the "Aircraft"), as specified in the applicable Prospectus Supplement. Each Prospectus Supplement will specify the type and model of each Aircraft relating to the Pass Through Certificates offered thereby, the engines with which such Aircraft is equipped and when such Aircraft was or will be delivered new by the manufacturer to the Corporation or the Owner Trustee, as the case may be.

   The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the related Pass Through Trust (a) to purchase Owned Aircraft Certificates or (b) to purchase Leased Aircraft Certificates. The Owned Aircraft Certificates will be issued with recourse to the Corporation to finance or refinance all or a portion of the purchase price (as specified in the applicable Prospectus Supplement) for one or more Owned Aircraft which have been or will be purchased and owned by the Corporation. The Leased Aircraft Certificates will be issued as nonrecourse obligations by Wilmington Trust Company, not in its individual capacity but solely as the owner trustee (the "Owner Trustee") of separate owner trusts (each, an "Owner Trust" created pursuant to a separate "Trust Agreement") for the benefit of the owner participant named therein (each, an "Owner Participant"), in connection with one or more leveraged lease transactions, in each case to finance or refinance not more than, unless otherwise specified in such Prospectus Supplement, 80% of the purchase price paid or to be paid by the Owner Trustee for a Leased Aircraft which has been or will be leased by the related Owner Trustee to the Corporation.

   To the extent that any proceeds from the sale of the Pass Through Certificates for any Pass Through Trust have not been applied by the Pass Through Trustee by the date specified in the applicable Prospectus Supplement to the purchase of the Equipment Certificates that were contemplated to be held in such Pass Through Trust, such proceeds will be distributed on the date specified in such Prospectus Supplement to the related Certificateholders on a pro rata basis, together with interest accrued thereon, but without premium. See "Description of the Pass Through Certificates -- Special Payment Upon Unavailability of Trust Property."

   If, for any Leased Aircraft, under the circumstances discussed below in "Description of Equipment Certificates -- Delayed Lease Commencement" the proceeds from the sale of the related Leased Aircraft Certificates to the applicable Pass Through Trusts are not applied by the Owner Trustee to pay the purchase price for such Leased Aircraft on the date of the purchase of such Leased Aircraft Certificates by such Pass Through Trusts, such proceeds, after deducting certain expenses of the Pass Through Certificate offering, will be deposited by the Owner Trustee into a Collateral Account (as defined below). Such Collateral Account, together with any other security pledged under the related Indenture (see "Description of the Equipment Certificates -- Security" below), will secure such Leased Aircraft Certificates during the related Pre-Funding Period (as defined below) and will be available to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the Pre-Funding Period. If the Lease related to such Leased Aircraft does not commence on the cut-off date specified in the applicable Prospectus Supplement or an event of loss occurs with respect to such Leased Aircraft during the Pre-Funding Period, funds in such Collateral Account, together with such other security will be available to prepay such Leased Aircraft Certificates as described in such Prospectus Supplement. See "Description of the Equipment Certificates -- Delayed Lease Commencement" and "--Mandatory Prepayment During the Pre-Funding Period."

   For each Leased Aircraft, the related Leased Aircraft Certificates have been or will be issued by the Owner Trustee and authenticated by NationsBank of Georgia, National Association ("NationsBank of Georgia"), as indenture trustee (the "Indenture Trustee") under a separate trust indenture and security agreement (each, a "Leased Aircraft Indenture") between the Owner Trustee and the Indenture Trustee. Each Owner Participant will have provided or will provide, from sources other than the related Leased Aircraft Certificates, at least, unless otherwise specified in the applicable
Prospectus Supplement, 20% of the purchase price for the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Certificates issued thereunder. For each Owned Aircraft, the related Owned Aircraft Certificates have been or will be issued under a separate trust indenture and security agreement (each, an "Owned Aircraft Indenture," and together with any Leased Aircraft Indentures, the "Indentures") between the Indenture Trustee and the Corporation. The Owned Aircraft Certificates will be direct obligations of the Corporation.

                              DIAGRAM OF PAYMENTS

   The following diagram illustrates certain aspects of the payment flows in the Pass Through Trust structure (1) for a possible transaction for Leased Aircraft among the Corporation, the Owner Trustee, the related Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders, assuming each Leased Aircraft is leased by the Corporation upon issuance of the Pass Through Certificates, and (2) for a possible transaction for Owned Aircraft among the Corporation, the Indenture Trustee, the Pass Through Trustee and the Certificateholders. For each Aircraft included in a particular Pass Through Certificate offering, one or more Equipment Certificates will be issued, each of which may have a different interest rate and final maturity date and will be held in a separate Pass Through Trust. Each Pass Through Trust may hold Equipment Certificates relating to more than one Aircraft. The number of Aircraft included in each offering and the interest rates and final maturity dates of the Equipment Certificates held by each Pass Through Trust will be described in the applicable Prospectus Supplement.

   In a Leased Aircraft transaction, the Corporation will lease each Leased Aircraft from the Owner Trustee under a separate Lease. The Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. As a result of the assignment under the related Leased Aircraft Indenture of certain rights of the Owner Trustee under such Lease, the Corporation will make these payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due from the Owner Trustee on the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture and held in such Pass Through Trust. After such payments have been made, the Indenture Trustee will pay the remaining balance to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Leased Aircraft Certificates held in such Pass Through Trust. See "Description of the Pass Through Certificates -- Payments and Distributions" and "Description of the Equipment Certificates -- Delayed Lease Commencement" for a discussion of payments during any Pre-Funding Period.

   In an Owned Aircraft transaction, the Corporation will make scheduled payments on the Owned Aircraft Certificates relating to each Owned Aircraft to the Indenture Trustee. From these payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due on the Owned Aircraft Certificates issued under the related Owned Aircraft Indenture and held in such Pass Through Trust. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Owned Aircraft Certificates held in such Pass Through Trust.


                          [GRAPHIC -- SEE APPENDIX A]

                 DESCRIPTION OF THE PASS THROUGH CERTIFICATES

   In connection with each offering of Pass Through Certificates, one or more separate Pass Through Trusts will be formed, and one or more corresponding Series of Pass Through Certificates will be issued, pursuant to the Pass Through Agreement and one or more separate Series Supplements to be entered into between the Corporation and the Pass Through Trustee. The following summary relates to the Pass Through Agreement and each of the Series Supplements, the Pass Through Trusts to be formed thereby and the Pass Through Certificates to be issued by each Pass Through Trust, except as otherwise described in the applicable Prospectus Supplement.

   The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Pass Through Agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Series Supplement relating to each Series of Pass Through Certificates and the forms of the related Indentures and Participation Agreements and, if the Pass Through Certificates relate to Leased Aircraft, the related Leases, Trust Agreements and Collateral Agreements, if any, will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of each such Series of Pass Through Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement. Each Prospectus Supplement will include a glossary of certain defined terms used in connection with the Pass Through Certificates offered thereby and the related Equipment Certificates.

General

   Unless otherwise provided in the applicable Series Supplement, the Pass Through Certificates will be issued in fully registered, certificated form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust formed by the Pass Through Agreement and the related Series Supplement pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include the Equipment Certificates held in such Pass Through Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust. Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Certificates and other property held in the related Pass Through Trust and will be issued, unless otherwise specified in the applicable Prospectus Supplement, in minimum denominations of $1,000 or any integral multiple of $1,000. (Pass Through Agreement, Article II)

   The applicable Prospectus Supplement will describe the specific Series of Pass Through Certificates offered thereby, including:

      (1)  the specific designation and title of such Pass Through
           Certificates;

      (2) the Regular Distribution Dates (as herein defined) and Special Distribution Dates (as herein defined) applicable to such Pass Through Certificates and the applicable Cut-Off Date (as herein defined), if any;

      (3)  the specific form of such Pass Through Certificates;

      (4) a description of the Equipment Certificates to be purchased by such Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which such Certificates may or must be repaid in whole or in part, by the Corporation or, with respect to Leased Aircraft Certificates, the related Owner Trustee;

      (5) a description of the related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft;

      (6) a description of the related Participation Agreement and Indenture, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Certificates;

      (7) if such Pass Through Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Collateral Agreement, if any, including (a) the names of the related Owner Trustee, (b) a description of the events of default under the related Lease, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Certificates, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of the Corporation to pay rent under the related Lease;

      (8) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Certificates may be amended by the parties thereto without the consent of the Holders, or upon the consent of the Holders of a specified percentage of aggregate principal amount of, such Equipment Certificates; and

      (9)  any other special terms pertaining to such Pass Through
           Certificates.

   Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Equipment Certificates held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

   The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the Trust Property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation, the Pass Through Trustee, any related Owner Participant, the Owner Trustee in its individual capacity or any affiliate of any of the foregoing. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Pass Through Trust as provided in the Pass Through Agreement and the applicable Series Supplement. (Pass Through Agreement, Section 3.06)

   The Pass Through Agreement does not, and the Indentures will not, contain any debt covenants or provisions that would afford Certificateholders protection in the event of a highly leveraged transaction involving the Corporation. However, the Certificateholders of each Series will have the benefit of a lien on the specific Aircraft securing the related Equipment Certificates held in the related Pass Through Trust. See "Description of the Equipment Certificates - Security" below for a discussion of security for Leased Aircraft Certificates during any Pre-Funding Period.

Payments and Distributions

   The Corporation will make scheduled payments of principal of, and interest on the unpaid amount of, the Owned Aircraft Certificates to the Indenture Trustee under the related Owned Aircraft Indenture, and the Indenture Trustee will distribute such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts that hold such Owned Aircraft Certificates. Upon commencement of the Lease for any Leased Aircraft, the Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. After any Pre-Funding Period for a Leased Aircraft, these scheduled rental payments will be assigned under the applicable Leased Aircraft Indenture by the related Owner Trustee to the Indenture Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related
Lease, including any rental payments under such Lease. During the Pre-Funding Period, if any, for such Leased Aircraft, however, the related Collateral Account, together with the other security pledged under the related Indenture, will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, and to pay the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation on such payment date. See "Description of the Equipment Certificates -- Delayed Lease Commencement."

   Following any Pre-Funding Period, after the Indenture Trustee has made such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts on the Leased Aircraft Certificates held in such Pass Through Trust, the Indenture Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each such Pass Through Trust will distribute to the Certificateholders of such Pass Through Trust payments received on the Equipment Certificates held in such Pass Through Trust as described below. During any Pre-Funding Period for a Leased Aircraft, the Indenture Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

   Payments of principal of, and interest on the unpaid amount of, the Equipment Certificates held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Certificates are referred to herein as "Scheduled Payments," and the dates specified for distributions of Scheduled Payments to the Pass Through Trustee in the applicable Prospectus Supplement are referred to herein as "Regular Distribution Dates"). For each Pass Through Trust, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payment received by the Pass Through Trustee on such Regular Distribution Date. If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date but is received within five Business Days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Regular Distribution Date, subject to certain exceptions. Each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Sections 5.01 and 5.02) If a Scheduled Payment is received more than five Business Days after the applicable Regular Distribution Date, it will be treated as a Special Payment and will be distributed as described below.

   After any prepayment of principal, any redemption or any default in respect of some or all of the Equipment Certificates held in any Pass Through Trust, any Certificateholder of such Pass Through Trust should refer to the Pool Balance and the Pool Factor (as such terms are defined below) for such Pass Through Trust reported periodically by the Pass Through Trustee, in order to calculate such certificateholder's pro rata share of such Pass Through Trust. See "Pool Factors" and "Statements to Certificateholders" below.

   For any Pass Through Trust, any payments of principal, premium, if any, or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust, including payments received (i) for the prepayment of such Equipment Certificates in connection with certain events specified in the applicable Prospectus Supplement (including payments upon unavailability of Trust Property and prepayments during any Pre-Funding Period as described below),
(ii) upon the prepayment by the related Owner Trustee of such Equipment Certificates following a default in respect of such Equipment Certificates, and (iii) on account of the sale of such Equipment Certificates by the Pass Through Trustee (such payments are referred to herein as "Special Payments"), will be distributed on the dates determined as set forth in the applicable Prospectus Supplement (each, a "Special Distribution Date" and, together with the Regular Distribution Dates, the "Distribution Dates"). See "Description of the Equipment Certificates -- Mandatory Prepayment During the Pre-Funding Period" for a discussion of the funding of such prepayments during any Pre-Funding Period. Prior to any Special Payment for any Pass Through Trust, the Pass Through Trustee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the anticipated Special Distribution Date therefor in accordance with the Pass Through Agreement. Each distribution of a Special Payment, other than the final distribution, for any Pass Through Trust will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Special Distribution Date, unless otherwise specified in the applicable Prospectus Supplement. Each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02) See "Description of the Equipment Certificates -- Prepayment" and "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

   The Pass Through Agreement requires that the Pass Through Trustee establish and maintain, for each Pass Through Trust and for the benefit of the related Certificateholders, one or more non-interest bearing accounts (a "Certificate Account") for the deposit of Scheduled Payments on the Equipment Certificates held in such Pass Through Trust and one or more accounts which will, except in connection with Permitted Investments as defined below, be non-interest bearing (a "Special Payments Account") for the deposit of Special Payments on such Equipment Certificates. The Pass Through Trustee is required to deposit any Scheduled Payments relating to a Pass Through Trust received by it in the related Certificate Account and to deposit any Special Payments so received by it in the related Special Payments Account pending distribution thereof. (Pass Through Agreement, Section 5.01) Special Payments that are not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date, and the income and earnings on such investment will be distributed with such Special Payment. "Permitted Investments" are non-callable and non-redeemable direct obligations of the United States of America maturing on or prior to the day required for the distribution of any such funds on the applicable Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)

   Distributions by the Pass Through Trustee from a Certificate Account or a Special Payments Account of any Pass Through Trust on any Distribution Date will be paid to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained for such Pass Through Trust. (Pass Through Agreement, Section 5.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Pass Through Trust, specifying the date set for such final distribution and the amount of such distribution. (Pass Through Agreement, Section 12.01) See "Termination of Pass Through Trusts" below.

   If any Distribution Date is not a Business Day, distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

Pool Factors

   Except as provided below, the Pool Factor (as defined below) for any Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Equipment Certificates held in such Pass Through Trust as described in the applicable Prospectus Supplement. Where any Equipment Certificates held in a Pass Through Trust have been prepaid, a scheduled repayment of principal thereon has not been made or certain actions have been taken following a default thereon, as discussed in the applicable Prospectus Supplement or below in "Events of Default and Certain Rights Upon an Event of Default," the Pool Factor and the Pool Balance (as defined below) of such Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

   Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Pass Through Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Certificates held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Certificates held by the Pass Through Trustee and not yet distributed plus any amounts transferred to the Corporation and deposited in a deposit trust account in connection with a delayed purchase of the Equipment Certificates. The Pool Balance for each Pass Through Trust as of any Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. (Pass Through Agreement, Article I)

   Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Pass Through Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance, by (ii) the aggregate original principal amount of the Equipment Certificates held in such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. For any Pass Through Trust, the amount of any Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of such Certificateholder's Pass Through Certificate by the Pool Factor for such Pass Through Trust as of the applicable Distribution Date. (Pass Through Agreement, Article I)

Statements to Certificateholders

   On each Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution being made on such Distribution Date, setting forth the following information (per $1,000 in aggregate amount of Pass Through Certificates for such Pass Through Trust, as to (i) and (ii) below):

      (i) the amount of such distribution allocable to principal and allocable to premium, if any;

      (ii) the amount of such distribution allocable to interest; and

      (iii)the Pool Balance and the Pool Factor for such Pass Through Trust.

In addition, after the end of each calendar year, the Pass Through Trustee will prepare and deliver to each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to each such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during a portion of such calendar year, for the applicable portion of such calendar year. (Pass Through Agreement, Section 5.03)

Voting of Equipment Certificates

   The Pass Through Trustee, as holder of the Equipment Certificates held in each Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Certificates under the related Indentures. The Pass Through Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Certificates held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default (as defined below) with respect to any Pass Through Trust, the principal amount of the Equipment Certificates held in such Pass Through Trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Pass Through Trust taking the corresponding position. (Pass Through Agreement, Section 7.01)

Events of Default and Certain Rights Upon an Event of Default

   The Pass Through Agreement defines an event of default for any Pass Through Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default under the Indentures will be described in the applicable Prospectus Supplement and, for the Leased Aircraft, will include events of default under the related Leases ("Lease Events of Default"). Since the Equipment Certificates outstanding under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Pass Through Trust. All of the Equipment Certificates issued under the same Indenture, however, will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the related Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, premium, if any, and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled.

   The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to such Equipment Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

   Under each Leased Aircraft Indenture the related Owner Trustee and the Owner Participant will have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default under any Pass Through Trust holding the related Leased Aircraft Certificates will be deemed to be cured. The applicable Prospectus Supplement will contain a more detailed discussion of certain provisions described in this paragraph.

   The Pass Through Agreement provides that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, shall vote a corresponding majority of such Equipment Certificates, in each case in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Certificates issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Pass Through Agreement also provides that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Pass Through Agreement, Sections
7.01 and 7.09)

   The ability of the Certificateholders of any one Pass Through Trust to cause the Indenture Trustee for any Equipment Certificates held in such Pass Through Trust to accelerate the payment on such Equipment Certificates under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Certificates outstanding under such Indenture and held in such Pass Through Trust to the aggregate principal amount of all Equipment Certificates outstanding under such Indenture. Each Pass Through Trust will hold Equipment Certificates outstanding under such Indenture. Each Pass Through Trust will hold Equipment Certificates with different terms from those of the Equipment Certificates held in any other Pass Through Trust and, therefore, the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Equipment Certificates relating to the same Indenture. In addition, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of each Pass Through Trust, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Pass Through Trustee has indicated that it would resign as Pass Through Trustee of one or all of such Pass Through Trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Pass Through Agreement and the applicable Series Supplement. See "The Pass Through Trustee; the Indenture Trustee" below for a discussion of resignation procedures.

   As an additional remedy, if an Indenture Event of Default under an Indenture has occurred and is continuing, the Pass Through Agreement provides that the Pass Through Trustee of a Pass Through Trust holding Equipment Certificates issued under such Indenture may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust will, sell all or part of such Equipment Certificates for cash to any person at a price or prices that it may reasonably deem advisable. Any proceeds received by the Pass Through Trustee upon any such sale will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 7.01 and 7.02) The market for Equipment Certificates in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of each Pass Through Trust, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Certificates to available buyers. If the Pass Through Trustee sells any such Equipment Certificates with respect to which an Indenture Event of Default exists for less than the outstanding principal amount thereof, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, or, in the case of Leased Aircraft Certificates, the Corporation, the Owner Trustee or any related Owner Participant, as the case may be. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Certificates held in such Pass Through Trust so long as no Indenture Event of Default existed with respect thereto.

   For any Pass Through Trust, any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture on account of the Equipment Certificates held in such Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the related Owner Trustee or Owner Participant, as the case may be, exercises its option, if any, to prepay the outstanding Leased Aircraft Certificates issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee to the Pass Through Trustee for such Leased Aircraft Certificates held in such Pass Through Trust will be deposited in the related Special Payments Account and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 5.01 and 5.02)

   Any funds representing payments received with respect to any Equipment Certificates held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Equipment Certificates, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)

   The Pass Through Agreement provides that the Pass Through Trustee will, within 90 days after the occurrence of a default (as defined below) under any Pass Through Trust, notify the Certificateholders of such Pass Through Trust by mail of all uncured or unwaived defaults with respect to such Pass Through Trust known to it. Under no circumstances, however, may the Pass Through Trustee give such notice until the expiration of a period of 60 days from the occurrence of such default. The Pass Through Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust. The term "default" means the occurrence of any Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Pass Through Agreement, Section 7.11)

   The Pass Through Agreement provides that for each Pass Through Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, the Pass Through Trustee is entitled to be indemnified by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under such Pass Through Trust at the request of such Certificateholders. (Pass Through Agreement, Section 8.03)

   In certain cases, the Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of all the Certificateholders of such Pass Through Trust waive any past default or Event of Default with respect to such Pass Through Trust and thereby annul any direction given by such Certificateholders to the Pass Through Trustee or the Indenture Trustee with respect thereto, except (i) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Pass Through Agreement or the related Series Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Any such waiver, however, will be effective to waive any such past default or Event of Default if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Certificates outstanding thereunder. (Pass Through Agreement, Section 7.10)

   Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Certificates issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. If, as described above, the Certificateholders of a Pass Through Trust elect to waive a past default or Event of Default with respect to such Pass Through Trust, the principal amount of the Equipment Certificates issued under the related Indenture and held in such Pass Through Trust will be counted in favor of the waiver of the corresponding past default or Indenture Event of Default under the related Indenture when the Indenture Trustee determines whether such past default or Indenture Event of Default has been waived by the requisite majority in aggregate unpaid principal amount of Equipment Certificates under such Indenture. If, for example, the Equipment Certificates issued under an Indenture held in a Pass Through Trust constitute only 45% in aggregate unpaid principal amount of the Equipment Certificates issued and unpaid under such Indenture, even if all the Certificateholders of such Pass Through Trust were to instruct the Pass Through Trustee not to waive a past default or Event of Default with respect to such Pass Through Trust and, consequently, to vote such Equipment Certificates against the waiver of the corresponding past default or Indenture Event of Default under such Indenture, the Equipment Certificates so voted by the Pass Through Trustee on behalf of such Pass Through Trust would not alone be sufficient under the terms of such Indenture to compel the Indenture Trustee to refrain from giving such waiver. Moreover, there would be no assurance that the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture would at such time vote such Equipment Certificates against such waiver. Therefore, if the Certificateholders of a Pass Through Trust or Trusts waive a past default or Event of Default such that the principal amount of the Equipment Certificates held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture will be waived whether or not the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture waive such past default or Event of Default with respect to such other Pass Through Trust.

Modifications of the Pass Through Agreement

   The Pass Through Agreement contains provisions permitting the Corporation and the Pass Through Trustee to enter into an agreement supplemental to any Pass Through Trust, without the consent of the Certificateholders of such Pass Through Trust, to:

   (i) provide for the formation of any Pass Through Trust and the issuance of the related Pass Through Certificates;

   (ii) evidence the succession of another corporation to the Corporation and the assumption by such corporation of the Corporation's obligations under the Pass Through Agreement and the applicable Series Supplement;

   (iii) add to the covenants of the Corporation for the protection of the related Certificateholders;

   (iv) surrender any right or power conferred upon the Corporation in the Pass Through Agreement or any Series Supplement;

   (v) cure any ambiguity or correct or supplement any defective or inconsistent provision of such Pass Through Agreement or the applicable Series Supplement, or make any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related Certificateholders;

   (vi) correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee;

   (vii) evidence and provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts;

   (viii) modify, eliminate or add to the provisions of the Pass Through Agreement or any Series Supplement to the extent necessary to continue to qualify such Pass Through Agreement or such Series Supplement under the Trust Indenture Act or any similar Federal statute enacted thereafter;

   (ix) make any other amendments or modifications which shall only apply to any Pass Through Trust established thereafter; and

   (x) add, eliminate or change any provision under the Pass Through Agreement that will not adversely affect the interests of the Certificateholders provided that in each case such modification does not cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.01)

   The Pass Through Agreement also provides that the Corporation and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the affected Pass Through Trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to such Pass Through Trust, and the applicable Series Supplement, or modifying the rights of such Certificateholders. No such supplemental agreement may, however, without the consent of each Certificateholder so affected:

   (a) reduce the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Certificates held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or make distributions payable in a currency other than that provided for in such Pass Through Certificates, or impair the right of any such Certificateholder to institute suit for the enforcement of any payment when due;

   (b) reduce, modify or amend any indemnities in favor of any Certificateholder (unless consented to by each such holder adversely affected thereby);

   (c) create or permit the creation of any lien on the Trust Property or deprive any holder of any such Equipment Certificate of the benefit of the related Pass Through Trust with respect to the Trust Property whether by disposition or otherwise, except as provided in the Pass Through Agreement or the applicable Series Supplement;

   (d) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust that is required to approve any supplemental agreement or any waiver provided for in the Pass Through Agreement or such Series Supplement; or

   (e) cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.02)

Modification, Consents and Waivers under the Indenture and Related Agreements

   If the Pass Through Trustee, as the holder of any Equipment Certificates held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, or other document relating to such Equipment Certificates (including any Lease with respect to Leased Aircraft Certificates), the Pass Through Trustee will mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee will request instructions from such Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee will vote or consent with respect to such Equipment Certificates in the same proportion as the Pass Through Certificates of such Pass Through Trust are actually voted by such Certificateholders by a certain date. If an Event of Default relating to such Indenture has occurred and is continuing under such Pass Through Trust, the Pass Through Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Pass Through Trust, in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee. (Pass Through Agreement, Section 11.08)

Termination of Pass Through Trusts

   The obligations of the Corporation and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the applicable Series Supplement and the disposition of all property held in such Pass Through Trust. The Pass Through Trustee will notify each Certificateholder of record of such Pass Through Trust by mail of, among other things, the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution for each Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such termination notice. (Pass Through Agreement, Section 12.01)

Delayed Purchase

   If, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Certificates contemplated to be held in the related Pass Through Trust, such Equipment Certificates may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will transfer the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Certificates on such date of issuance to the Corporation which will deposit such amount into a deposit trust account pending the purchase of the Equipment Certificates not so purchased. Such proceeds will be invested in specified investments at the direction and risk of, and for the benefit of, the Corporation until applied to such purchase. Earnings on specified investments in such deposit trust account will be paid to the Corporation periodically, and the Corporation will be responsible for any losses. Subject to a Special Payment upon unavailability of the Trust Property as described below, in return for its interest in the funds transferred to the deposit trust account, if the Equipment Certificates that were not so purchased become available for purchase on or prior to the date specified in the applicable Prospectus Supplement, then the Corporation will cause an amount equal to the purchase price of such Equipment Certificates to be transferred from the deposit trust account to the Pass Through Trustee on the date for such delayed purchase. On the initial Regular Distribution Date, the Corporation will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Certificates purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Certificates by the Pass Through Trustee. (Pass Through Agreement, Section 2.02)

Special Payment Upon Unavailability of Trust Property

   For any Pass Through Trust, to the extent that any of the proceeds from the sale of the related Pass Through Certificates are not applied on or prior to the date specified in the applicable Prospectus Supplement to purchase the Equipment Certificates that were contemplated to be held in such Pass Through Trust, the Corporation will cause an amount equal to such unapplied proceeds to be paid from the deposit trust account to the Pass Through Trustee. The Pass Through Trustee will distribute such proceeds to the Certificateholders of such Pass Through Trust on a pro rata basis upon not less than 20 days prior notice to them as a Special Payment on the date specified in the applicable Prospectus Supplement, together with interest thereon at a rate equal to the rate applicable to such Pass Through Certificates, but without premium. The Corporation will also pay to the Pass Through Trustee on such date an amount equal to such interest. The Corporation will be responsible for any losses in the deposit trust account. (Pass Through Agreement, Section 2.02)

The Pass Through Trustee; the Indenture Trustee

   NationsBank of South Carolina will be the Pass Through Trustee for each of the Pass Through Trusts. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Pass Through Agreement, Section 8.05)

   Unless otherwise specified in the related Prospectus Supplement, NationsBank of Georgia, an affiliate of NationsBank of South Carolina, will be the Indenture Trustee under the Indentures under which the Equipment Certificates have been or will be issued. An affiliate of NationsBank of Georgia acts as trustee under other indentures with respect to other indebtedness by the Corporation. The Corporation from time to time borrows from, and maintains deposit accounts with, NationsBank of Georgia and its affiliates.

   The Pass Through Trustee may resign as trustee under any or all of the Pass Through Trusts at any time. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust or becomes incapable of acting as Pass Through Trustee or becomes insolvent, the Corporation may remove such Pass Through Trustee, or any Certificateholder of such Pass Through Trust holding Pass Through Certificates for at least six months may, on behalf of such Certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. In addition, the Pass Through Trustee of any Pass Through Trust may be removed without cause by the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates.

   In the case of the resignation or removal of the Pass Through Trustee, the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may appoint a successor Pass Through Trustee. The resignation or removal of the Pass Through Trustee for any Pass Through Trust and the appointment of the successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Pass Through Agreement, Article X) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through Trusts could have a different successor trustee in the event of such a resignation or removal.

   The Pass Through Agreement provides that the Corporation will pay the Pass Through Trustee's fees and expenses and that the Pass Through Trustee will have a priority claim on the related Trust Property to the extent such fees and expenses are not paid. The Pass Through Agreement further provides that the Pass Through Trustee in its individual capacity will be entitled to indemnification by the Corporation for, and will be held harmless against, any loss, liability or expenses (other than income or similar taxes) incurred by the Pass Through Trustee in its individual capacity in connection with the administration of any Pass Through Trust, except to the extent incurred through its own willful misconduct, bad faith or gross negligence or by reason of a breach of any of its representations or warranties set forth in the Pass Through Agreement or the applicable Series Supplement or any related documents. In certain circumstances, the Pass Through Trustee will be entitled to be reimbursed from the applicable Pass Through Trust for any tax (other than income or similar taxes) incurred in its trust capacity in connection with the administration of any Pass Through Trust. (Pass Through Agreement, Articles VIII and IX)

                   DESCRIPTION OF THE EQUIPMENT CERTIFICATES

   The discussion that follows is a summary that does not purport to be complete and is qualified in its entirety by the detailed information appearing in the applicable Prospectus Supplement. The following summary includes descriptions of the material terms of the Equipment Certificates and the Indentures. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summary will apply to the Equipment Certificates, the Indenture and the Participation Agreement relating to each Aircraft and, for Leased Aircraft, the Lease and the Collateral Agreement, if any, relating thereto. Where no distinction is made between the Leased Aircraft Certificates and the Owned Aircraft Certificates or between their respective Indentures, the summary applies to any Equipment Certificate and any Indenture. Additional provisions with respect to the Equipment Certificates, the Indentures and the Participation Agreements and, for Leased Aircraft, the Leases and the Collateral Agreements, if any, relating to any particular offering of Pass Through Certificates will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

   For each Owned Aircraft, the related Owned Aircraft Certificates will be issued as direct obligations by the Corporation and will be authenticated under an Owned Aircraft Indenture by the Indenture Trustee. All of the Owned Aircraft Certificates issued under the same Owned Aircraft Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The Owned Aircraft relating to each Owned Aircraft Indenture and the related Owned Aircraft Certificates will be specified in the applicable Prospectus Supplement. The Corporation will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, premium, if any, and interest on the related Owned Aircraft Certificates.

   For each Leased Aircraft, the related Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under a Leased Aircraft Indenture by the Indenture Trustee. All of the Leased Aircraft Certificates issued under the same Leased Aircraft Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to the Corporation pursuant to a separate Lease between such Owner Trustee and the Corporation. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates. The Leased Aircraft subject to each Lease and the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture will be specified in the applicable Prospectus Supplement. Upon the commencement of the Lease for any Leased Aircraft, the Corporation will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Certificates when and as due and payable except that, with respect to a Delayed Lease Aircraft (as defined below), on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and the other security pledged under the related Indenture. See "Delayed Lease Commencement" below. The Leased Aircraft Certificates will not, however, be obligations of, or guaranteed by, the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

   For any Owned Aircraft, if specified in the applicable Prospectus Supplement, the Corporation may arrange for an Owner Trustee, acting for an Owner Trust for the benefit of an Owner Participant, to purchase such Owned Aircraft from the Corporation and lease such Aircraft back to the Corporation under a "net lease," subsequent to the sale of the related Owned Aircraft Certificates to the Pass Through Trustee for each applicable Pass Through Trust and the offering and sale of the related Pass Through Certificates pursuant to such Prospectus Supplement. In such event, such Owner Trustee will assume, on a nonrecourse basis, the obligations of the Corporation to make payments of principal and interest on the related Equipment Certificates. However, the related Equipment Certificates will no longer be direct obligations of, and will not be guaranteed by, the Corporation, although the Corporation will be obligated under the related Lease to make rental payments that will be sufficient to pay the principal of and accrued interest on the related Equipment Certificates when and as due and payable, and such Equipment Certificates will continue to be secured by a security interest in the related Aircraft, in addition to being secured by an assignment by such Owner Trustee to the Indenture Trustee of such Owner Trustee's rights under such Lease and the agreements relating to the purchase of such Aircraft. See "Security," "Payments and Limitation of Liability" below and "Federal Income Tax Consequences." The terms and conditions under which any such sale and leaseback transaction may be consummated will be described in the applicable Prospectus Supplement.

   Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. During any Pre-Funding Period for such Leased Aircraft, however, the related Collateral Account, together with the other security pledged under the related Indenture will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, including the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation pursuant to the related Lease. See "Delayed Lease Commencement" below.

Principal and Interest Payments

   Interest received by the Pass Through Trustee on the Equipment Certificates constituting Trust Property of each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis on the dates and at the rate per annum set forth in the applicable Prospectus Supplement. Interest on the Equipment Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Each Pass Through Trust will hold Equipment Certificates on which principal is payable in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. Principal received by the Pass Through Trustee on such Equipment Certificates will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis as set forth in the Prospectus Supplement.

Prepayment

   The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Equipment Certificates.
See "Mandatory Prepayment During the Pre-Funding Period" below for a discussion of certain events which would require prepayment of Leased Aircraft Certificates related to a Leased Aircraft during any related Pre-Funding Period.

Security

   Except during any related Pre-Funding Period, the Leased Aircraft Certificates issued under each Leased Aircraft Indenture will be secured by:

   (i) an assignment by the related Owner Trustee to the Indenture Trustee of such Owner Trustee's rights (except for certain limited rights described below) under the applicable Lease, including the right to receive rent and other payments thereunder;

   (ii) a security interest granted to the Indenture Trustee in the related Leased Aircraft, subject to the rights of the Corporation under such Lease and to certain other liens and encumbrances; and

   (iii) an assignment to such Indenture Trustee of such Owner Trustee's rights relating to such Leased Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Leased Aircraft and of such engines. See "Registration of the Aircraft" below.

The assignment by such Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of such Owner Trustee and the related Owner Participant relating to:

   (i)     indemnification by the Corporation for certain matters;

   (ii) proceeds of public liability insurance payable to such Owner Trustee in its individual capacity and to such Owner Participant under insurance maintained by the Corporation under such Lease; and

   (iii) proceeds of any insurance policies separately maintained by such Owner Trustee in its individual capacity or by such Owner Participant.

The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement.

   The Owned Aircraft Certificates issued under each Owned Aircraft Indenture will be secured by (i) a security interest granted to the Indenture Trustee in all of the Corporation's right, title and interest in and to the related Owned Aircraft and (ii) an assignment to such Indenture Trustee of certain of the Corporation's rights relating to such Owned Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Owned Aircraft and of such engines. See "Registration of the Aircraft" below.

   There will be no cross-collateralization provisions in the Indentures and consequently the Equipment Certificates issued in respect of one of the Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Certificates, the Leases related thereto. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

   Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") provides that the right of lessors, conditional vendors and holders of equipment security interests with respect to aircraft used by air carriers operating under certificates issued by the Secretary of Transportation under
Section 41102(a) or 41103 of the Aviation Act (formerly Sections 401 and 418, respectively, of the Federal Aviation Act of 1958, as amended to the time of recodification by the Aviation Act) to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or equipment security agreement, as the case may be, is not affected by:

      (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

      (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

      (c) the confirmation of a plan by the bankruptcy court; and

      (d) any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of an equipment security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Prospectus Supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

   If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then during such Pre-Funding Period the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or a related Lease. During such Pre-Funding Period, however, such Leased Aircraft Certificates will be secured by (i) the related Collateral Account and (ii) certain additional security which may include, unless otherwise specified in the applicable Prospectus Supplement, a letter of credit issued by a bank (within the meaning of Section 3(a)(2) of the Securities Act) whose obligations at the time of the relevant Pass Through Certificate offering carry a credit rating at least as high as the Corporations ("Additional Collateral"). See "Delayed Lease Commencement" below.

Registration of the Aircraft

   The Corporation will be required, except under certain circumstances, to register and keep each Aircraft registered under Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification) (the "Aviation Act"), in the name of the Corporation, in the case of an Owned Aircraft, or in the name of the Owner Trustee, after commencement of a Lease in the case of a Leased Aircraft, and to record and maintain the recordation of the Indenture and the Lease, if any, relating to each such Aircraft under the Aviation Act. Such recordation of the Indenture and the Lease, if any, relating to each Aircraft will give the Indenture Trustee a security interest in each such Aircraft perfected under the Aviation Act which perfected security interest will, with certain limited exceptions, be recognized in those jurisdictions that have ratified to the Convention on the International Recognition of Rights in Aircraft (the "Convention").

   The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the Indenture Trustee and, for Leased Aircraft, the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code.

   Generally, each Aircraft may also be operated by the Corporation or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. Because no assurances can be given as to the protection of the Indenture Trustee's security interest in a legal proceeding outside the United States or any Convention country, the ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon such security interest could be adversely affected as a legal or practical matter if the Aircraft were registered in a non-Convention country or located therein.

Merger, Consolidation and Transfer of Assets

   With respect to each Aircraft, the Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

   (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Aviation Act and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment;

   (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of such documents; and

   (iii) such consolidation, merger or transfer does not (or would not, if prior to commencement of the related Lease) give rise to a Lease Event Default under the related Lease or, in the case of an Owned Aircraft, an Indenture Event of Default under the related Owned Aircraft Indenture.

Delayed Lease Commencement

   If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then until commencement of a Lease with respect to such Leased Aircraft and the Indenture Trustee's release of funds from the related Collateral Account, which is expected to occur at the same time as the commencement of such Lease, such Leased Aircraft is referred to as a "Delayed Lease Aircraft" and the period prior to the Indenture Trustee's release of such funds is referred to as the "Pre-Funding Period."

   In the case of Leased Aircraft Certificates relating to a Delayed Lease Aircraft, the proceeds from sale of such Leased Aircraft Certificates to the applicable Pass Through Trusts, after deducting certain expenses of the offering of the related Pass Through Certificates, will be deposited by the Owner Trustee, on the date of such sale, in a collateral account (a "Collateral Account") established pursuant to a collateral agreement between the Owner Trustee and the Indenture Trustee (a "Collateral Agreement"). Such Collateral Account will secure payment of the related Leased Aircraft Certificates. In addition, the Corporation will be required to provide to the Indenture Trustee Additional Collateral for such Leased Aircraft Certificates during the related Pre-Funding Period. See "Security" above.

   Funds in the Collateral Account will be invested at the risk of the Owner Trustee in U.S. government obligations pursuant to the related Collateral Agreement and further described in the applicable Prospectus Supplement. Earnings on such investments will be retained in the Collateral Account pending distribution as contemplated below.

   Unless otherwise specified in an applicable Prospectus Supplement, the Leased Aircraft Certificates relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the investments in the Collateral Account, will be sufficient (i) to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the related scheduled Pre-Funding Period specified in such Prospectus Supplement and
(ii) to finance a portion of the purchase price of such Delayed Lease Aircraft, as specified in such Prospectus Supplement. Accordingly, the principal amount of such Leased Aircraft Certificates at issuance will exceed the amount that will be applied to the purchase price of the Delayed Lease Aircraft.

   Subject to any mandatory prepayment contemplated below, under the Collateral Agreement relating to a Delayed Lease Aircraft, on each date during the scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Leased Aircraft Certificates, the Indenture Trustee shall withdraw from the Collateral Account the amount necessary to make the scheduled payment then due. If the Indenture Trustee shall not have released the funds in the Collateral Account on the date scheduled for the commencement of the Lease relating to such Delayed Lease Aircraft, then on each scheduled payment date during the Pre-Funding Period that occurs after such scheduled commencement date, the Indenture Trustee shall withdraw from the Collateral Account the excess of the amount therein over the amount specified to be retained in such Collateral Account to be applied to the purchase price of the Delayed Lease Aircraft. If the amount withdrawn is less than the scheduled payment then due, the Indenture Trustee shall draw the deficiency from any available Additional Collateral and will apply such amount to satisfy the corresponding payment obligation. On the first scheduled payment date after any Pre-Funding Period with respect to a Delayed Lease Aircraft, the Indenture Trustee will withdraw from the Collateral Account the difference between the scheduled payment then due and the rental payment due on such payment from the Corporation.

Mandatory Prepayment During the Pre-Funding Period

   To the extent that the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the cut-off date specified in the applicable Prospectus Supplement as the last date of the related permitted Pre-Funding Period, a "Deemed Event of Loss" will occur and the Collateral Account and, to the extent necessary any Additional Collateral will be drawn upon and the related Leased Aircraft Certificates will be prepaid at a prepayment price equal to the aggregate principal amount of such Leased Aircraft Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such Prospectus Supplement. Such Prospectus Supplement will specify the date after such Deemed Event of Loss on which such prepayment is to be made.

   With respect to any Delayed Lease Aircraft, the applicable Prospectus Supplement also will set forth any mandatory prepayment of the related Leased Aircraft Certificates, and the prepayment price therefor, upon the occurrence of any event of loss with respect to such Delayed Lease Aircraft during such Pre-Funding Period.

Owned Aircraft Indenture Covenants

   Maintenance. The Corporation will be obligated to pay all costs of operating the Owned Aircraft and, at its expense, to maintain, inspect, service, repair and overhaul the Owned Aircraft so as to keep the Owned Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Aviation Act or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Owned Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

   Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Owned Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Owned Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Owned Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Owned Aircraft was then in the condition and airworthiness required by the related Indenture. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Owned Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Owned Aircraft or any such engine, although the value of such Owned Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

   Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Owned Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Owned Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance.

   The Corporation and any permitted lessee of an Owned Aircraft will be named as insured parties under all insurance policies required by the related Indenture. The Indenture Trustee will be named as an additional insured, which will afford such Indenture Trustee the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds in excess of certain specified amounts will be distributed to the Indenture Trustee. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

Payments and Limitation of Liability

   All payments of principal of, premium, if any, and interest on any Leased Aircraft Certificates will be made only from the assets subject to the Lien of the related Leased Aircraft Indenture or the income and proceeds received by the Indenture Trustee therefrom, including, during any Pre-Funding Period relating to a Leased Aircraft, the Collateral Account and any Additional Collateral provided in connection with such Pre-Funding Period and, on and after the commencement of the related Lease and, in the case of a Delayed Lease Aircraft, after the related Pre-Funding Period, rent payable by the Corporation under the related Lease. The Leased Aircraft Certificates will not be direct obligations of, or guaranteed by the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

   Neither the Owner Trustee nor the Indenture Trustee (in their individual capacities) will be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Equipment Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee.

   The Corporation's obligations under each Owned Aircraft Indenture and under the related Owned Aircraft Certificates will be general obligations of the Corporation.

Indenture Events of Default and Remedies

   For any Pass Through Trust, the applicable Prospectus Supplement will describe the Indenture Events of Default under the Indentures related to the Equipment Certificates to be held by such Pass Through Trust, the remedies that the Indenture Trustee may exercise with respect to the related Aircraft, either at its own initiative or upon instruction from holders of the related Equipment Certificates, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. There will be no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

The Leases

Upon the commencement of any Lease, the following terms will be applicable:

   Terms and Rentals. Each Leased Aircraft will be leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Leased Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Certificates issued with respect to such Leased Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Leased Aircraft Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that the Corporation will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal and interest on the Leased Aircraft Certificates issued under the Leased Aircraft Indenture relating to such Lease. See "Payments and Limitations of Liability" above.

   For any Delayed Lease Aircraft, upon the commencement of the Lease for such Aircraft and after the related Pre-Funding Period, the Corporation will be obligated to make scheduled rental payments under the related Lease that will be sufficient to pay in full when due all principal of and interest on, to the extent accrued from and after the related Pre-Funding Period, the related Leased Aircraft Certificates, except that on the first scheduled payment date after the related Pre--Funding Period, the difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any related Additional Collateral. See "Payments and Limitations of Liability" above. Scheduled payments of principal and interest on the Leased Aircraft Certificates will be made on the dates specified in the applicable Prospectus Supplement.

   Net Lease. The Corporation's obligations under each Lease in respect of the related Leased Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Leased Aircraft and, at its expense, to maintain, service, repair and overhaul the Leased Aircraft so as to keep the Leased Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Aviation Act or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry.
If, however, the Leased Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

   Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Leased Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to a Leased Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Leased Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Leased Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from a Leased Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Leased Aircraft so long as such removals do not decrease the utility, condition or airworthiness of such Leased Aircraft or any such engine, although the value of such Leased Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described above.

   Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Leased Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Leased Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance.

   The Corporation and any permitted sublessee of a Leased Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds in excess of certain specified amounts will be distributed to the Indenture Trustee. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

   Lease Events of Default; Remedies. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Leased Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

   The Corporation will be required to indemnify each Indenture Trustee and, in the case of Leased Aircraft Certificates, each Owner Participant and each Owner Trustee, and certain parties affiliated with the foregoing (but not including holders of the Equipment Certificates or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Subject to certain restrictions, each Owner Participant may convey all of its right, title and interest relating to any Leased Aircraft. Moreover, if so provided in the applicable Prospectus Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligations under the related Leased Aircraft Certificates on a full recourse basis.

                        FEDERAL INCOME TAX CONSEQUENCES

   In the opinion of Davis Polk & Wardwell, tax counsel to the Corporation, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates to the initial purchasers at the "issue price" thereof who hold such Pass Through Certificates as a capital asset, and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This opinion is based on laws, regulations, rulings and decisions in effect as of the date hereof. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This opinion does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, financial institutions, dealers in securities and foreign investors) may be subject to special rules. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Pass Through Trust.

General

   The Pass Through Trusts will not be classified as associations taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificateholder will be treated as the owner of a pro rata undivided interest in each of the Equipment Certificates and any other property held in the related Pass Through Trust. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Certificates and any other property held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting.

   A purchaser of an interest in a Pass Through Certificate will be treated as purchasing an interest in each Equipment Certificate and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Certificates and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. Unless otherwise indicated in a Prospectus Supplement, the Corporation anticipates that when all the Equipment Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Certificates held in such Pass Through Trust in proportion to their respective principal amounts.

   If an Equipment Certificate held by a Pass Through Trust is prepaid, a Certificateholder will be considered to have sold his pro rata share of that Equipment Certificate, and will recognize gain or loss equal to the difference between its aggregate adjusted basis in the Equipment Certificate and the amount realized on the sale (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be long-term capital gain or loss if the Equipment Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. With respect to the Leased Aircraft Certificates, although the matter is not entirely free from doubt, an Owner Participant's conveyance of its interest in an Owner Trust will not constitute a taxable event to the holders of interests in the related Leased Aircraft Certificates. However, if the Corporation were to assume an Owner Trust's obligations under the related Leased Aircraft Certificates upon a purchase of the related Aircraft by the Corporation, or an Owner Trust were to assume the Company's obligations under Owned Aircraft Certificates upon a conversion of an Owned Aircraft to a Leased Aircraft, such assumption would be treated for federal income tax purposes as a taxable exchange of the respective Equipment Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. For this purpose the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to the fair market value of the Certificateholder's pro rata share of the respective Equipment Certificates at such time.

Sales or Exchanges of Pass Through Certificates

   A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold his pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss on the basis discussed in the preceding paragraph.

Backup Withholding

   Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                         CERTAIN SOUTH CAROLINA TAXES

   The Pass Through Trustee is a national banking association with its corporate trust office in South Carolina. Powell, Goldstein, Frazer & Murphy, special South Carolina tax counsel for the Pass Through Trustee, has advised the Corporation that, in its opinion, under currently applicable law, assuming that each Pass Through Trust will not be classified as an association taxable as a corporation for federal income tax purposes, but rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code, and assuming that each Pass Through Trust does not otherwise engage in business in South Carolina, (i) the Pass Through Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of South Carolina or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in South Carolina will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of South Carolina or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate.

   Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

                             ERISA CONSIDERATIONS

   Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or
Section 4975 of the Code and, therefore, may purchase the Pass Through Certificates.

                             PLAN OF DISTRIBUTION

   The Pass Through Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

   The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of Pass Through Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Pass Through Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Pass Through Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
Underwriters, dealers and agents that participate in the distribution of Pass Through Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Pass Through Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

   Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

   Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Pass Through Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

   Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. If the Pass Through Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Pass Through Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Pass Through Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates of any Series.

   Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

                                 LEGAL MATTERS

   Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Pass Through Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by counsel for any agents, dealers or underwriters ("Underwriters' Counsel"). Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of Powell, Goldstein, Frazer & Murphy, counsel for NationsBank of South Carolina, individually and as Pass Through Trustee, as to matters relating to the authorization, execution and delivery of the Pass Through Agreement and of each Series of Pass Through Certificates by the Pass Through Trustee, and of George W. Hearn, Vice President - Law of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement. At November 22, 1994, Mr. Hearn owned zero shares of the Corporation's common stock and had been granted options to purchase 14,675 shares of the Corporation's common stock. Of the options granted, 4,362 were vested at such date.

                                    EXPERTS

   The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1994 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

   With respect to the unaudited interim financial information for the quarter ended August 31, 1994, included in the Corporation's Quarterly Report on Form 10-Q for such period, which is incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because that report is not a "report" or "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

=======================================   =====================================
No dealer, salesperson or other
individual has been authorized to give
any information or to make any
representation not contained in this
Prospectus in connection with the
offering covered by this Prospectus. If
given or made, such by thisProspectus. If
given must not be relied upon as having
been authorized by the Corporation or the
or made, such information or
representation Underwriters.  This
Prospectus does not constitute an offer
to sell, or the solicitatio of an offer
to buy, the Pass Through Certificates
in any jurisdiction where, or to any
person to whom, it is unlawful to make
such offer or solicitation. Neither the                     $465,000,000
delivery of this Prospectus nor any sale
made hereunder shall, under any
circumstances, create an implication
that there has not been any change in the                    [NEW LOGO]
facts set forth in this Prospectus or in
the affairs of the Corporation since the
date hereof.
                                                            $465,000,000

                                                     Pass Through Certificates
           TABLE OF CONTENTS

              Prospectus

                                   Page
                                   ----
                                                         ________________
Available Information.................3
Reports to Pass Through                                 P R O S P E C T U S
  Certificateholders..................3                  ________________
Incorporation of Certain Documents by
  Reference...........................3
Federal Express Corporation...........4
Ratio of Earnings to Fixed Charges....4
Outline of Pass Through Trust
   Structure..........................4
Use of Proceeds.......................5
Diagram of Payments...................6
Description of the Pass Through
  Certificates........................8
Description of the Equipment                           November   , 1994
  Certificates.......................20
Federal Income Tax Consequences......29
Certain South Carolina Taxes.........30
ERISA Considerations.................31
Plan of Distribution.................31
Legal Matters........................32
Experts..............................32

=======================================    =====================================


                                Appendix A

          Two diagrams are included following the third paragraph of "Diagram of Payments". The diagram headed "Leased Aircraft" contains boxes representing the parties identified in the second paragraph of "Diagram of Payments," which are connected by arrows demonstrating the cash flows described in the paragraph. The diagram headed "Owned Aircraft" contains boxes representing the parties identified in the third paragraph of "Diagram of Payments," which are connected by arrows demonstrating the cash flows described in the paragraph.


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution
          -------------------------------------------

     The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by the Registrant:

SEC Registration Fee................................................$148,425
Printing and Engraving..............................................  37,500
Attorneys' Fees and Expenses........................................ 600,000
Trustees' Fees......................................................  12,000
Accounting Fees and Expenses........................................  25,000
Blue Sky Fees and Expenses..........................................  15,000
Rating Agency Fees.................................................. 125,000
Miscellaneous.......................................................   5,000
         Total                                                      $967,925
                                                                    ========

     All of the above amounts, other than the SEC Registration Fee, are estimated.

Item 15.  Indemnification of Directors and Officers
          -----------------------------------------

     (a) Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") as to indemnification by the Registrant of officers and directors.

     (b) Section 13 of Article III of the by-laws of the Registrant provides for indemnification of directors as follows:

     Section 13. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

     Section 18 of Article V of the by-laws of the Registrant provides for indemnification of officers as follows:

    Section 18. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer or Managing Director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

     (c) The Registrant has also entered into an indemnification agreement with each of its directors based on the sections of the DGCL that recognize the validity of additional indemnity rights granted by agreement. The indemnification agreement alters or clarifies the statutory indemnity with respect to the Registrant's directors in the following respects: (i) indemnity is explicitly provided for settlements, fines and judgments in derivative actions to the maximum extent permitted by Delaware law, (ii) prompt payment of expenses is provided in advance of indemnification, provided the director undertakes to repay such amount if it is finally determined the director is not entitled to be indemnified and (iii) indemnification for all matters involving a director as a party by reason of the person being a director unless the person violates the law or the person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Therefore, a director who has entered into the indemnification agreement will be entitled to indemnification automatically according to its terms without prior independent review of such director's conduct and approval of the indemnification payment by either disinterested directors, independent counsel or the stockholders. Certain of the provisions of the indemnification agreement have not been tested in court and remain subject to public policy considerations with respect to their enforceability. The Registrant has been advised that indemnification of a judgment or amounts paid in settlement in a derivative suit may be contrary to public policy in the State of Delaware. Because substantial uncertainty exists as to the validity of such payments, the Registrant will not make an indemnification payment for fines, judgments or amounts paid in settlement in a derivative suit without first obtaining an opinion of independent counsel that such payment is permitted under Delaware law.

     (d) The Underwriting Agreements filed as Exhibits 1(a) and 1(b) to this Registration Statement provide, under certain circumstances, for indemnification for the Registrant and certain other persons against certain liabilities.

     (e) The Registrant has purchased insurance designed to protect the Registrant and its directors and officers against losses arising from certain claims, including claims under the Securities Act of 1933.

Item 16.  Exhibits
          --------

Exhibit
Number                           Description of Exhibits
- -------                          -----------------------

     1(a) Form of Underwriting Agreement relating to Equipment Trust Certificates (Filed as Exhibit 1(a) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank.)

     1(b) Form of Underwriting Agreement relating to Pass Through Certificates (Filed as Exhibit 1(b) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank.)

     4(a)(1) Pass Through Trust Agreement, dated as of February 1, 1993, between Federal Express Corporation and the Pass Through Trustee for an offering of Pass Through Certificates (Filed as Exhibit 4.19 to Registrant's 1993 Annual Report on Form 10-K, Commission File No. 1-7806, and incorporated herein by reference.)

     4(a)(2) Form of Pass Through Certificate (included in Exhibit 4(a)(1))

     4(b)(1) Form of Trust Indenture and Security Agreement among the Owner
             Trustee, the Indenture Trustee and Federal Express Corporation, as Lessee, for an offering of Equipment Trust Certificates (Filed as Exhibit 4(b)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

     4(b)(2) Form of Equipment Trust Certificate (included in Exhibit
             4(b)(1))

     4(c) Form of Trust Indenture and Security Agreement (Leased Aircraft Indenture) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(c) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

     4(d)(1) Form of Trust Indenture, Mortgage and Security Agreement (Owned
             Aircraft Indenture) between Federal Express Corporation and the Indenture Trustee, relating to Equipment Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates*

     4(e)(1) Form of Participation Agreement among Federal Express
             Corporation, as Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants, if any, the Indenture Trustee and, when in connection with an offering of Pass Through Certificates, the Pass Through Trustee, relating to Equipment Trust Certificates or, when in connection with an offering of Pass Through Certificates, Equipment Certificates (Leased Aircraft Certificates) (Filed as Exhibit 4(e)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

     4(e)(2) Form of Participation Agreement among Federal Express
             Corporation, the Pass Through Trustee and the Indenture Trustee for Equipment Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates*

     4(f) Form of Trust Agreement between the Owner Participant and the Owner Trustee relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(f) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

     4(g) Form of Lease Agreement between the Owner Trustee, as the Lessor, and Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

     4(h) Form of Collateral Agreement between the Owner Trustee and the Indenture Trustee (Filed as Exhibit 4.g to Registrant's Registration Statement No. 33-51623, and incorporated herein by reference.)

     5(a)(1) Opinion of Davis Polk & Wardwell, counsel for Federal Express
             Corporation, relating to Equipment Trust Certificates

     5(a)(2) Opinion of Davis Polk & Wardwell, counsel for Federal Express
             Corporation, relating to Pass Through Certificates

     5(b) Opinion of Powell, Goldstein, Frazer & Murphy, counsel for the Pass Through Trustee

     5(c)    Opinion of Potter Anderson & Corroon, counsel for the Owner
             Trustee

     5(d) Opinion of George W. Hearn, Vice President - Law of Federal Express Corporation, relating to Equipment Trust Certificates and Pass Through Certificates

     8(a) Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation (included under the caption "Federal Income Tax Consequences" in the Prospectus relating to Pass Through Certificates)

     8(b) Tax Opinion of Powell, Goldstein, Frazer & Murphy, special counsel for the Pass Through Trustee (included under the caption "Certain South Carolina Taxes" in the Prospectus relating to Pass Through Certificates) (included in Exhibit 5(b))

     12      Computation of Ratio of Earnings to Fixed Charges (Filed as
             Exhibit 12.1 to Registrant's 1995 First Quarterly Report on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference.)

     15      Letter of Arthur Andersen LLP, independent public accountants

     23(a) Consent of Davis Polk & Wardwell, counsel for Federal Express Corporation (included in Exhibits 5(a)(1) and 5(a)(2))

     23(b) Consent of Powell, Goldstein, Frazer & Murphy, counsel for the Pass Through Trustee (included in Exhibit 5(b))

     23(c) Consent of Potter Anderson & Corroon, counsel for the Owner Trustee (included in Exhibit 5(c))

     23(d)   Consent of George W. Hearn (included in Exhibit 5(d))

     23(f)   Consent of Arthur Andersen LLP, independent public accountants

     24      Powers of Attorney

     25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of NationsBank of Georgia, National Association, as Indenture Trustee

     25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of NationsBank of South Carolina, National Association, as Pass Through Trustee

- -------------------
* Separate Indentures, Participation Agreements, Trust Agreements and Lease Agreements will be entered into with respect to each Leased Aircraft in connection with any particular offering of Equipment Trust Certificates or Pass Through Certificates. Separate Indentures and Participation Agreements will be entered into with respect to each Owned Aircraft in connection with an offering of Pass Through Certificates. The Prospectus Supplement for each offering of Equipment Trust Certificates or Pass Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.

Item 17.  Undertakings
          ------------

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on this 22nd day of November 1994.

                                       FEDERAL EXPRESS CORPORATION
                                       (Registrant)

                                       By:  /s/  GRAHAM R. SMITH
                                            _______________________________
                                                 Graham R. Smith
                                             Vice President and Controller
                                             (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature              Capacity                    Date
     ----------              --------                    ----

  /s/ Frederick W. Smith*    Chairman of the Board,
_________________________    President and Chief
      Frederick W. Smith     Executive Officer
                             (Principal Executive
                             Officer) and Director

 /s/ William J. Razzouk*     Executive Vice President,
_________________________    Worldwide Customer
     William J. Razzouk      Operations


/s/ Alan B. Graf, Jr.*       Senior Vice President and
_________________________    Chief Financial Officer
    Alan B. Graf, Jr.        (Principal Financial Officer)


  /s/ Graham R. Smith
_________________________    (Acting Principal
      Graham R. Smith         Accounting Officer)           November 22, 1994


  /s/ Robert H. Allen*       Director
_________________________
      Robert H. Allen

/s/ Howard H. Baker, Jr.*    Director
_________________________
    Howard H. Baker, Jr.

/s/ Anthony J. A. Bryan*     Director
_________________________
    Anthony J. A. Bryan

/s/ Robert L. Cox*           Director
_________________________
    Robert L. Cox

 /s/ RALPH D. DENUNZIO*      Director
_________________________
     Ralph D. DeNunzio

  /s/ JUDITH L. ESTRIN*      Director
_________________________
      Judith L. Estrin

   /s/ PHILIP GREER*         Director
_________________________
       Philip Greer

  /s/ J. R. HYDE, III*       Director
_________________________
      J. R. Hyde, III

 /s/ CHARLES T. MANATT*      Director
_________________________
     Charles T. Manatt

/s/ JACKSON W. SMART, JR.*   Director
_________________________
    Jackson W. Smart, Jr.

  /s/ JOSHUA I. SMITH*       Director
_________________________
      Joshua I. Smith

  /s/ PETER S. WILLMOTT*     Director
_________________________
      Peter S. Willmott

*By: /s/ GRAHAM R. SMITH                                    November 22, 1994
    _____________________
         Graham R. Smith
         Attorney-in-Fact



                                 EXHIBIT INDEX

Exhibits     Exhibit Description
- --------     -------------------

 1(a) Form of Underwriting Agreement relating to Equipment Trust Certificates (Filed as Exhibit 1(a) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank.)

 1(b) Form of Underwriting Agreement relating to Pass Through Certificates (Filed as Exhibit 1(b) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank.)

  4(a)(1) Pass Through Trust Agreement, dated as of February 1, 1993, between Federal Express Corporation and the Pass Through Trustee for an offering of Pass Through Certificates (Filed as Exhibit 4.19 to Registrant's 1993 Annual Report on Form 10-K, Commission File No. 1-7806, and incorporated herein by reference.)

 4(a)(2)     Form of Pass Through Certificate (included in Exhibit 4(a)(1))

 4(b)(1) Form of Trust Indenture and Security Agreement among the Owner Trustee, the Indenture Trustee and Federal Express Corporation, as Lessee, for an offering of Equipment Trust Certificates (Filed as Exhibit 4(b)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

 4(b)(2)     Form of Equipment Trust Certificate (included in Exhibit
             4(b)(1))

 4(c) Form of Trust Indenture and Security Agreement (Leased Aircraft Indenture) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(c) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

 4(d)(1) Form of Trust Indenture, Mortgage and Security Agreement (Owned Aircraft Indenture) between Federal Express Corporation and the Indenture Trustee, relating to Equipment Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates*

 4(e)(1) Form of Participation Agreement among Federal Express Corporation, as Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants, if any, the Indenture Trustee and, when in connection with an offering of Pass Through Certificates, the Pass Through Trustee, relating to Equipment Trust Certificates or, when in connection with an offering of Pass Through Certificates, Equipment Certificates (Leased Aircraft Certificates) (Filed as Exhibit 4(e)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

 4(e)(2) Form of Participation Agreement among Federal Express Corporation, the Pass Through Trustee and the Indenture Trustee for Equipment Certificates (Owned Aircraft
             Certificates) in connection with an offering of Pass Through Certificates*

 4(f) Form of Trust Agreement between the Owner Participant and the Owner Trustee relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(f) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

 4(g) Form of Lease Agreement between the Owner Trustee, as the Lessor, and Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*

 4(h) Form of Collateral Agreement between the Owner Trustee and the Indenture Trustee (Filed as Exhibit 4.g to Registrant's Registration Statement No. 33-51623, and incorporated herein by refer ence.)

 5(a)(1) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Equipment Trust Certificates

 5(a)(2) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Pass Through Certificates

 5(b) Opinion of Powell, Goldstein, Frazer & Murphy, counsel for the Pass Through Trustee

 5(c)        Opinion of Potter Anderson & Corroon, counsel for the Owner
             Trustee

 5(d) Opinion of George W. Hearn, Vice President - Law of Federal Express Corporation, relating to Equipment Trust Certificates and Pass Through Certificates

 8(a) Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation (included under the caption "Federal Income Tax Consequences" in the Prospectus relating to Pass Through Certificates)

 8(b) Tax Opinion of Powell, Goldstein, Frazer & Murphy, special counsel for the Pass Through Trustee (included under the caption "Certain South Carolina Taxes" in the Prospectus relating to Pass Through Certificates) (included in Exhibit 5(b))

 12          Computation of Ratio of Earnings to Fixed Charges (Filed as
             Exhibit 12.1 to Registrant's 1995 First Quarterly Report on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference.)

 15          Letter of Arthur Andersen LLP, independent public accountants

 23(a) Consent of Davis Polk & Wardwell, counsel for Federal Express Corporation (included in Exhibits 5(a)(1) and 5(a)(2))

 23(b) Consent of Powell, Goldstein, Frazer & Murphy, counsel for the Pass Through Trustee (included in Exhibit 5(b))

 23(c) Consent of Potter Anderson & Corroon, counsel for the Owner Trustee (included in Exhibit 5(c))

 23(d)       Consent of George W. Hearn (included in Exhibit 5(d))

 23(f)       Consent of Arthur Andersen LLP, independent public accountants

 24          Powers of Attorney

 25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of NationsBank of Georgia, National Association, as Indenture Trustee

 25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of NationsBank of South Carolina, National Association, as Pass Through Trustee

- -------------------
* Separate Indentures, Participation Agreements, Trust Agreements and Lease Agreements will be entered into with respect to each Leased Aircraft in connection with any particular offering of Equipment Trust Certificates or Pass Through Certificates. Separate Indentures and Participation Agreements will be entered into with respect to each Owned Aircraft in connection with an offering of Pass Through Certificates. The Prospectus Supplement for each offering of Equipment Trust Certificates or Pass Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.

                                APPENDIX A

A diagram is included following the third paragraph of "Diagram of Payments." The diagram contains boxes representing the parties identified in the first paragraph of "Diagram of Payments," which are connected by arrows demonstrating the cash flows described in each of the second and third paragraphs.